UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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AptarGroup, Inc.
(Name of Registrant as Specified In Its Charter)

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475 West Terra Cotta Avenue, Suite E Crystal Lake, Illinois 60014 815-477-0424
March 25, 2014

Dear Stockholder,

        It is my pleasure to invite you to attend our annual meeting of stockholders on May 7, 2014. At the meeting, we will review AptarGroup's performance for fiscal year 2013 and our outlook for the future.

        We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process expedites stockholders' receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our annual meeting. Today, we mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials ("Notice") containing instructions on how to access our 2014 proxy statement and annual report and vote online. All other stockholders will continue to receive a copy of the proxy statement and annual report by mail unless they elect to receive the annual meeting materials over the Internet.

        The Notice and proxy statement contain instructions on how you can (i) receive a paper copy of the proxy statement and annual report, if you only received a Notice by mail, or (ii) receive your proxy statement and annual report for future annual meetings over the Internet, if you received them by mail this year.

        The vote of each stockholder is important to us. Whether or not you expect to attend the annual meeting, I urge you to vote by the Internet or by telephone as soon as possible. If you requested a printed copy of the proxy materials, you may also complete, sign, and date your proxy card and return it in the envelope that was included with the printed materials.

        Help us "go green" and reduce costs. For those stockholders who are still receiving paper copies of our proxy statement and annual report, please consider contacting your broker or visit www.proxyvote.com to request electronic delivery or a Notice which will reduce the amount of paper materials needed to conduct our annual meeting.

        I look forward to seeing you on May 7 and addressing your questions and comments.

Sincerely,

Stephen J. Hagge President and Chief Executive Officer

475 West Terra Cotta Avenue, Suite E Crystal Lake, Illinois 60014 815-477-0424 March 25, 2014

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 7, 2014: The Proxy Statement and the 2013 Annual Report/Form 10-K are available at www.proxyvote.com.

        The annual meeting of stockholders of AptarGroup, Inc. will be held on May 7, 2014, at 9:00 a.m. (local time), at the offices of Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois, 60603 to consider and take action on the following:

1.
To elect the four director nominees named in the proxy statement to terms of office expiring at the annual meeting in 2017;

2.
To approve, on an advisory basis, AptarGroup's executive compensation;

3.
To approve the 2014 Stock Awards Plan;

4.
To ratify the appointment of the independent registered public accounting firm for 2014; and

5.
To transact any other business that is properly raised at the meeting.

        Your Board of Directors recommends a vote FOR all of the director nominees, FOR the resolution on executive compensation, FOR approval of the 2014 Stock Awards Plan, and FOR the ratification of the appointment of the independent registered public accounting firm for 2014.

        Stockholders owning our common stock as of the close of business on March 13, 2014, are entitled to vote at the annual meeting. Each stockholder has one vote per share.

        Whether or not you plan to attend the annual meeting, we urge you to vote your shares by using the Internet (which is the most cost effective means for AptarGroup), toll free telephone number or by completing and mailing a paper proxy card.

By Order of the Board of Directors,

Robert W. Kuhn Secretary

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ii

PROXY SUMMARY

          This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

2014 Annual Meeting of Stockholders Information

Date and Time:	Wednesday, May 7, 2014 at 9:00 am (local time)
Place:	Offices of Sidley Austin LLP, located at One South Dearborn Street, Chicago, IL 60603
Record Date:	March 13, 2014

Voting Matters

Proposals	Board Recommendation	Page Number for Additional Information
1. Election of Directors	FOR	6
2. Advisory vote on executive compensation	FOR	23
3. Approval of 2014 Stock Awards Plan	FOR	24
4. Ratification of the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for 2014	FOR	35

Our Director Nominees

					Committee Memberships
									Other Current Public Boards
		Director Since
Name	Age		Principal Occupation	Independent	AC	CC	CGC	EC
George L. Fotiades	60	2011	Chairman and Operating Partner of Healthcare Investments at Diamond Castle Holdings	YES		X			2
King W. Harris	70	1993	Chairman of Harris Holdings	YES	X	X		X	—
Peter H. Pfeiffer	65	1993	Former President and CEO of AptarGroup	NO				X	—
Dr. Joanne C. Smith	53	1999	President and CEO of Rehabilitation Institute of Chicago	YES			X		1

AC = Audit Committee	CC = Compensation Committee	EC = Executive Committee	CGC = Corporate Governance Committee

Our Corporate Governance Facts

Size of Board	11
Number of Independent Directors	9
All Directors Attended at least 75% of Meetings Held	Yes
Separate Chairman & CEO	Yes
Independent Directors Meet Regularly in Executive Session	Yes
Annual Board and Committee Self-Evaluations	Yes
Annual Advisory Approval of Executive Compensation	Yes
Stock Ownership Requirements for Directors and Executive Officers	Yes

Our Executive Compensation Philosophy and Practices

          Our compensation program objectives are, first and foremost, to fairly reward our executives for growing our business and returning value to stockholders, and secondly, to retain our experienced leaders. The following factors demonstrate our performance objectives:

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  Pay that is reasonable and performance-based.

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  Significant amount of pay that is at risk (both annual and long-term), with a substantial amount provided in equity (and therefore linked with stockholders).

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  Stock ownership guidelines and prohibition of hedging or pledging AptarGroup equity securities.

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  Reasonable employment and change-in-control agreements that are competitive in markets in which we compete for executive talent. There are no tax gross-up clauses in named executive officer agreements.

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  Reasonable retirement plans.

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  Limited perquisites.

475 West Terra Cotta Ave, Suite E
Crystal Lake, Illinois 60014

PROXY STATEMENT

ANNUAL MEETING INFORMATION

        This proxy statement contains information related to the annual meeting of stockholders of AptarGroup, Inc. ("AptarGroup" or "Company") to be held on May 7, 2014, beginning at 9:00 a.m. (local time), at the offices of Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois, 60603 and at any postponements or adjournments of the meeting. This proxy statement was prepared under the direction of AptarGroup's Board of Directors ("Board of Directors" or "Board") to solicit your proxy for use at the annual meeting. In accordance with rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, we are furnishing proxy materials, which include this proxy statement, notice of meeting, and Annual Report/Form 10-K, to our stockholders over the Internet. If you received a Notice of Internet Availability of Proxy Materials ("Notice") by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice instructs you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. The Notice will be mailed to stockholders on or about March 25, 2014.

Who is entitled to vote?

        Stockholders owning our common stock at the close of business on March 13, 2014, are entitled to vote at the annual meeting, or any postponement or adjournment of the meeting. Each stockholder has one vote per share on all matters to be voted on at the meeting. At the close of business on March 13, 2014, there were 65,529,109 shares of common stock outstanding.

What am I voting on?

        You are asked to vote on the following proposals:

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  To elect the four director nominees named in this proxy statement to terms of office expiring at the annual meeting in 2017

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  To approve, on an advisory basis, our executive compensation

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  To approve the 2014 Stock Awards Plan

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  To ratify the appointment of the independent registered public accounting firm for 2014

        The Board of Directors knows of no other business that will be presented at the meeting. If other matters properly come before the annual meeting, the persons named as proxies will vote on them in accordance with their best judgment.

How does the Board of Directors recommend I vote on the proposals?

        The Board has unanimously approved and recommends that you vote your shares:

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  FOR all of the director nominees

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  FOR the resolution on executive compensation

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  FOR the 2014 Stock Awards Plan

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  FOR the ratification of the appointment of the independent registered public accounting firm for 2014

        Unless you give other instructions when voting your proxy, the persons named as proxies will vote in accordance with the recommendation of the Board.

How do I vote?

        If you are a record holder, you can vote your proxy in any of the following ways:

  ♦
  By Internet:    AptarGroup encourages stockholders to vote by Internet because it allows the least costly method of tabulating votes. You can vote by Internet by following the instructions on the proxy card or the Notice.

  ♦
  By Telephone:    You can vote by touch-tone telephone by following the instructions on the proxy card.

  ♦
  By Mail:    If you received proxy materials by mail or if you request a paper proxy card, you may elect to vote by mail. To do so, you should sign, date and complete the proxy card you receive and return it in the envelope which accompanied that proxy card.

        When voting to elect directors, you have three options:

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    Vote for all nominees

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    Vote for only some of the nominees

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    Withhold authority to vote for all or some nominees

        When voting on all other proposals, you again have three options, but they are different from those pertaining to the election of directors:

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    Vote FOR a given proposal

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    Vote AGAINST a given proposal

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    ABSTAIN from voting on a given proposal

        If you return your proxy with no voting instructions marked on a proposal, your shares will be voted in the manner recommended by the Board on such proposals as presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

        You can revoke your proxy at any time before it is exercised by any of the following methods:

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  Entering a new vote by Internet or telephone

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  Writing to AptarGroup's Corporate Secretary

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  Submitting another signed proxy card with a later date

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  Voting in person at the annual meeting

What is a quorum?

        A "quorum" is the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of AptarGroup's common stock on March 13, 2014. There must be a quorum for the meeting to be held.

How are shares in a 401(k) plan voted?

        If you hold shares of AptarGroup through your 401(k) plan, you will be instructing the trustee how to vote your shares by voting by Internet or by telephone, or by completing and returning the proxy card. If you do not vote by Internet or telephone or if you do not return the proxy card, or if you return it with unclear voting instructions, the trustee will not vote the shares in your 401(k) account.

How are shares held in a broker account voted?

        If you own shares through a broker, you should be contacted by your broker regarding a proxy card and whether telephone or Internet voting options are available. If you do not instruct your broker on how to vote your shares, your broker, as the registered holder of your shares, may represent your shares at the annual meeting for purposes of determining a quorum. Even without instructions, your broker may exercise discretion in voting for the ratification of the appointment of the independent registered public accounting firm. Brokers have authority to vote in their discretion on "routine" matters if they do not receive voting instructions from the beneficial owner of the shares. Other than the proposal regarding the ratification of the independent registered public accounting firm, all other proposals are not considered "routine" matters and, as a result, brokers may not vote on behalf of their clients if no voting instructions have been furnished. Broker non-votes are counted as shares present in determining whether the quorum requirement is satisfied but do not affect the outcome of whether a matter is approved.

 How many votes are required to approve each proposal?

        The four persons receiving the greatest number of votes will be elected to serve as directors. As a result, withholding authority to vote for a director nominee and non-votes with respect to the election of directors will not affect the outcome of the election. Approval of the proposal regarding the advisory vote on executive compensation, the approval of the 2014 Stock Awards Plan and the ratification of the appointment of the independent registered public accounting firm, require the affirmative vote of a majority of the shares present at the meeting and entitled to vote on these proposals. Abstaining is the legal equivalent of voting against these proposals.

Who will count the votes?

        Our agent, Broadridge Financial Solutions, Inc., will count the votes cast by proxy or in person at the annual meeting.

How can I help reduce the environmental impact of our annual meeting?

        We encourage you to choose electronic (e-mail) delivery of future annual meeting materials by contacting your broker or visiting www.proxyvote.com. Please follow the Vote By Internet instructions on the proxy card or the Notice and you will be provided with the opportunity to choose electronic delivery for future meeting materials.

Following are the proposals to be voted on at this year's annual meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS

        The Board of Directors is currently comprised of eleven members divided into three classes, with one class of directors elected each year for a three-year term. The Board of Directors proposes the following nominees, all of whom are currently serving as directors, to be elected to a new term expiring at the 2017 annual meeting.

        If any of the director nominees is unable or fails to stand for election, the persons named in the proxy intend to vote for a substitute nominee nominated by the Corporate Governance Committee of the Board of Directors. The following sets forth information as to each nominee for election at this meeting and each director continuing in office.

        We believe all of the members of the Board of Directors are individuals of outstanding character and sound judgment that have the business experience and acumen necessary to work together effectively and to make valuable contributions to the Board of Directors and management. As a U.S.-based company with significant international operations, particularly in Europe, we seek to maintain a balanced Board consisting of directors that are U.S. citizens and directors that are citizens from countries other than the U.S. Additionally, we value the following attributes: operating experience in packaging or packaging-related businesses; skill sets which may include experience in finance, strategic planning, marketing, pharmaceutical products and manufacturing; diversity, including a mix of genders and multi-cultural viewpoints; and previous board of director experience.

        Set forth below is biographical and other background information concerning each director and director nominee. This information includes each person's principal occupation as well as a discussion of the specific experience, qualifications, attributes, and skills of each person that led to the Board of Directors' conclusion that he or she should continue to serve as a director. In addition, set forth below is the year during which each director began serving on the Board of Directors and their age.

NOMINEES FOR ELECTION AT THIS MEETING TO TERMS
EXPIRING IN 2017

Name	Director Since	Age	Principal Occupation, Experience, and Directorships
George L. Fotiades	2011	60	Mr. Fotiades has been Chairman and Operating Partner of Healthcare Investments at Diamond Castle Holdings LLC (private equity investing) since 2007. Mr. Fotiades served as Chairman of Catalent Pharma Solutions (formerly part of Cardinal Health, Inc.) from 2007 until 2010. He is a member of the board of directors of the following companies: Prologis (integrated distribution facilities and services) and Cantel Medical (infection prevention and control products). He was a director of Alberto-Culver (personal care and beauty products) from 2006 until the closing of the acquisition of Alberto Culver by Unilever PLC in 2011. He also represents Diamond Castle on the boards of several privately held companies.

			The Board of Directors concluded that Mr. Fotiades should serve as a director of AptarGroup in part due to his experience from previously held senior executive positions at leading healthcare and consumer product companies including Cardinal Health, Inc., Catalent Pharma Solutions, the former Warner-Lambert's Consumer Health Products Group (now part of Johnson & Johnson) and Bristol-Myers Squibb's Consumer Products, Japan division. The Board also considered his present and past board level experience with global organizations.

Name	Director Since	Age	Principal Occupation, Experience, and Directorships
King W. Harris	1993	70	Mr. Harris has been Chairman of the Board since 1996. Since 2000, he has been Chairman of Harris Holdings, Inc. (investments). He was a director and member of the audit committee of Alberto-Culver (personal care and beauty products) from 2006 until the closing of the acquisition of Alberto Culver by Unilever PLC in 2011.

			The Board of Directors concluded that Mr. Harris should continue to serve as a director of AptarGroup in part due to his role as former President and Chief Executive Officer of AptarGroup's former parent company, Pittway Corporation, where he had responsibility for overseeing Pittway's packaging businesses from 1978 to 1993, his experience as a director of public, private and civic organizations, his acquisition, marketing, sales and senior management experience, which includes merging Pittway's Seaquist Division with the Pfeiffer Companies to form AptarGroup in 1993, and his experience in the consumer products industry, including serving on the board and as a member of the audit committee of the former Alberto-Culver. This experience has also led the Board to determine that Mr. Harris is an "audit committee financial expert" as defined by the SEC.
Peter H. Pfeiffer	1993	65	Mr. Pfeiffer served as President and Chief Executive Officer of AptarGroup from 2008 through his retirement at the end of 2011. Prior to this, he was Vice Chairman of the Board since 1993.

			The Board of Directors concluded that Mr. Pfeiffer should continue to serve as a director of AptarGroup in part due to his former role as President and Chief Executive Officer of AptarGroup, his deep understanding of AptarGroup's business, as demonstrated by his more than 30 years as an executive of AptarGroup and the Pfeiffer Companies, his knowledge of and background in the global dispensing systems and consumer packaging industry and his related manufacturing, engineering, marketing and senior management experience.

Name	Director Since	Age	Principal Occupation, Experience, and Directorships
Dr. Joanne C. Smith	1999	53	Dr. Smith is a physician at the Rehabilitation Institute of Chicago ("RIC") and became RIC's President and Chief Executive Officer in 2006. Dr. Smith is a director of Hill-Rom, Inc. (healthcare, medical technology, formerly Hillenbrand Industries).

			The Board of Directors concluded that Dr. Smith should continue to serve as a director of AptarGroup in part due to her executive background as President and Chief Executive Officer of a leading research and healthcare rehabilitation organization, her public company director experience, her knowledge of and background in the healthcare and medical technology industry, which is particularly relevant for AptarGroup's Pharma business, and her strategic planning, operations and senior management experience.

The Board of Directors recommends a vote FOR each of the nominees for Director.

DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2015

Name	Director Since	Age	Principal Occupation, Experience, and Directorships
Leslie A. Desjardins	2012	54	From 2007 to 2011, Ms. Desjardins was Executive Vice President, Finance, of Amcor Ltd. (packaging). From 2005 to 2007, she served as Chief Financial Officer at General Motors Holden Ltd. (automotive).

			The Board of Directors concluded that Ms. Desjardins should continue to serve as a director of AptarGroup due to her experience from holding senior executive positions at global companies that included Executive Vice President, Finance of Amcor Ltd., a global packaging company, CFO of a division of General Motors, a global manufacturer of automobiles, and other related international and senior management assignments. This experience has also led the Board to determine that Ms. Desjardins is an "audit committee financial expert" as defined by the SEC.

Name	Director Since	Age	Principal Occupation, Experience, and Directorships
Leo A. Guthart	1993	76	Mr. Guthart has been the Managing Member of the General Partner of Topspin Partners L.P. (venture capital investing) since 2000.

			The Board of Directors concluded that Mr. Guthart should continue to serve as a director of AptarGroup in part due to his role as the founder of a venture capital fund, his experience from holding senior executive positions including Executive Vice President of the Home and Building Control Group of Honeywell International, Inc., his background as Chief Executive Officer of a division of a leading global manufacturer, his role as former Vice Chairman of AptarGroup's former parent company, Pittway Corporation, and his financial and senior management experience. This experience has also led the Board to determine that Mr. Guthart is an "audit committee financial expert" as defined by the SEC.
Andreas C. Kramvis	2014	61
			Mr. Kramvis was elected to the AptarGroup Board by the Board of Directors on February 20, 2014, effective March 1, 2014. Mr. Kramvis is President and Chief Executive Officer of Honeywell Performance Materials and Technologies (a developer and manufacturer of high-purity, high-quality performance chemicals and materials), and has held this position since 2008. Honeywell Performance Materials and Technologies is an operating segment of Honeywell International, Inc. ("Honeywell"). From 2002 to 2008, Mr. Kramvis was President of Environmental and Combustion Controls of Honeywell.

			The Board of Directors concluded that Mr. Kramvis should continue to serve as a director of AptarGroup in part due to his experience from holding senior executive positions at Honeywell, as well as his management of several companies with global businesses across five different industries. This experience has also led the Board to determine that Mr. Kramvis is an "audit committee financial expert" as defined by the SEC.

Name	Director Since	Age	Principal Occupation, Experience, and Directorships
Ralf K. Wunderlich	2009	47	Mr. Wunderlich has been a member of Amcor's Global Executive Team and President of the business group Amcor Flexibles Asia Pacific (packaging solutions) since 2010. He had been President and Managing Director of LINPAC Packaging Ltd. and an executive director of LINPAC Group Ltd. from 2008 through 2009. Mr. Wunderlich is a director of AMVIG Holdings Limited, a cigarette packaging and printing company listed on the Hong Kong Stock Exchange.

			The Board of Directors concluded that Mr. Wunderlich should continue to serve as a director of AptarGroup in part due to his senior executive positions at leading global packaging companies, his knowledge of and background in the packaging industry and his international experience in working with and from various European, American and Asian countries.

DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2016

Name	Director Since	Age	Principal Occupation, Experience, and Directorships
Alain Chevassus	2001	69	Mr. Chevassus has been President of COSFIBEL (flexible plastic packaging) since 2000.

			The Board of Directors concluded that Mr. Chevassus should continue to serve as a director of AptarGroup in part due to his executive role as President of COSFIBEL, his knowledge of and background in the global packaging, merchandising solutions and cosmetics industries, particularly with respect to product categories that are important to AptarGroup, and his global financial and senior management experience.

Name	Director Since	Age	Principal Occupation, Experience, and Directorships
Stephen J. Hagge	2001	62	Mr. Hagge is the President and Chief Executive Officer of AptarGroup. He served as AptarGroup's Chief Operating Officer from 2008 to 2011 and as Executive Vice President and Secretary from 1993 to 2011. He served as AptarGroup's Chief Financial Officer from 1993 to 2008. Mr. Hagge is a director of CF Industries Holdings, Inc. (nitrogen fertilizer manufacturer).

			The Board of Directors concluded that Mr. Hagge should continue to serve as a director of AptarGroup in part due to his role as President and Chief Executive Officer, his deep understanding of AptarGroup's business, as demonstrated by his more than 30 years as an executive of AptarGroup and its predecessor company, his knowledge of and background in the global dispensing systems and consumer packaging industry and his financial and senior management experience.
Giovanna Kampouri Monnas	2010	58
			Ms. Kampouri Monnas has been an independent consultant since 1996. Since 2006, Ms. Kampouri Monnas has been a member of the Supervisory Board of Randstad Holding nv (a company publicly listed on the Euronext Amsterdam Exchange providing human resources services). She is also a non-executive director of Puig S.L. (fragrance, cosmetic and fashion products). From 2005 until 2009 Ms. Kampouri Monnas was a member of the supervisory board of TNT N.V. (mail, express and logistics services).

			The Board of Directors concluded that Ms. Kampouri Monnas should continue to serve as a director of AptarGroup in part due to her experience from previously holding senior executive positions at leading global consumer marketing companies including Joh. Benckiser GmbH (consumer products company) and The Procter & Gamble Company (consumer products company), her knowledge of and background in the fragrance and cosmetic markets, which are particularly important to AptarGroup, and her global marketing and senior management experience.

CORPORATE GOVERNANCE

        AptarGroup's corporate governance documents, including our Corporate Governance Principles, Code of Business Conduct and Ethics, Director Independence Standards, and Board Committee Charters, are available through the Corporate Governance link on the Investor Relations page of the AptarGroup website at the following address: http://www.aptar.com. Within the time period required by the SEC and the New York Stock Exchange ("NYSE"), we will post on our website any amendment to or waiver from the Code of Conduct applicable to any executive officer or director. The information provided on our website is not part of this report and is therefore not incorporated herein by reference.

Corporate Governance Principles

        The Board of Directors has adopted a set of Corporate Governance Principles to provide guidelines for AptarGroup and the Board to ensure effective corporate governance. The Corporate Governance Principles cover topics including, but not limited to, director qualification standards, Board and committee composition, director responsibilities, director compensation, director access to management and independent advisors, director orientation and continuing education, succession planning and the annual evaluations of the Board and its committees. The Corporate Governance Committee is responsible for overseeing and reviewing the Corporate Governance Principles and recommending to the Board any changes to the principles.

Code of Business Conduct and Ethics

        Ethical business conduct is a shared value of our Board, management and employees. AptarGroup's Code of Business Conduct and Ethics ("Code of Conduct") applies to our Board as well as our employees and officers, including our principal executive officer and our principal financial and accounting officer.

        The Code of Conduct covers all areas of professional conduct, including, but not limited to, conflicts of interest, disclosure obligations, insider trading, confidential information, as well as compliance with all laws, rules and regulations applicable to AptarGroup's business. AptarGroup encourages all employees, officers and directors to promptly report any violations of the Code of Conduct to the appropriate persons identified in the Code of Conduct. In the event that an amendment to, or a waiver from, a provision of the Code of Conduct that applies to any of our directors or executive officers is necessary, AptarGroup intends to post such information on its website. As of the date of the mailing of this proxy statement, there are no such amendments or waivers.

Policy Against Hedging and Pledging

        Our Board has adopted a policy that prohibits employees, executive officers and directors from engaging in hedging or pledging transactions involving any equity security of AptarGroup.

 Common Stock Ownership Guidelines

        In 2010, the Board adopted stock ownership guidelines that require non-executive directors to hold shares of AptarGroup common stock having a value of at least $150,000. Under the guidelines, directors have to achieve the respective level of ownership within five years from the measurement date of July 20, 2010, which is the date when the guidelines were adopted, or if they became a director after the measurement date, within five years from becoming a director.

Board Structure

        The Chairman of the Board is an independent director who is not an executive officer or employee of the Company. The Company believes that having an independent Chairman enhances the oversight ability of the Board. An independent Chairman can also provide stability and continuity during senior management transitions.

        The Board has four committees: the Audit, Compensation, Corporate Governance, and Executive Committees. Each committee is governed by a charter approved by the Board. Each member of the Audit, Compensation, and Corporate Governance Committees has been determined to be independent as discussed below under "Independence of Directors." Committees report their actions to the full Board at each next regular meeting. An affirmative vote of at least 70% of the Board is required to change the size, membership or powers of these committees, to fill vacancies in them, or to dissolve them.

Risk Oversight

        The Board is responsible for the Company's risk oversight. The Board receives a presentation annually that is prepared by management. This presentation includes an assessment and discussion of various risks, including but not limited to, operational, liquidity, and compensation practice risks. In addition, at each Audit Committee meeting, the Audit Committee discusses whether any new financial risks have arisen and the steps management has taken to monitor and control any such exposures.

Risk Assessment of Compensation Policies and Practices

        The Company has concluded that there are not any compensation policies or practices that are reasonably likely to have a material adverse effect on the Company. The Board concurred with this conclusion. In conducting its risk assessment related to compensation policies and practices, the Company considered, among other things, the consistency of the Company's compensation practices over many years, and that certain annual performance incentive elements consider multiple year benchmarks.

Independence of Directors

        Our Corporate Governance Principles provide that the Board must be composed of a majority of independent directors. No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with AptarGroup either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with AptarGroup. Our Board has determined that nine out of eleven current directors are independent in accordance with the NYSE listing standards. Those individuals determined to be independent are: A. Chevassus, L. Desjardins, G. Fotiades, L. Guthart, K. Harris, G. Kampouri Monnas, A. Kramvis, J. Smith, and R. Wunderlich. The Board has made this determination based on the following categorical standards, in addition to any other relevant facts and circumstances. These standards provide that a director generally will not be independent if:

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  The director is or has been an employee of the Company within the last three years or has an immediate family member who is or has been an executive officer of the Company within the last three years.

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  The director has received or an immediate family member has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

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  The director is, or has an immediate family member who is, a current partner of a firm that is the Company's internal or external auditor ("Firm").

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  The director is a current employee of such Firm.

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  The director has an immediate family member who is a current employee of such Firm and who personally works on the Company's audit.

  •
  The director was, or has an immediate family member who was, within the last three years but is no longer a partner or employee of such Firm and personally worked on the Company's audit within that time.

  •
  The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that company's compensation committee.

  •
  The director is a current employee or an immediate family member is a current executive officer of another company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

  •
  The director or an immediate family member is, or has been within the last three years, a director or executive officer of another company that is indebted to the Company, or to which the Company is indebted, if the total amount of either company's indebtedness for borrowed money to the other is or was 2% or more of the other company's total consolidated assets.

  •
  The director or an immediate family member is currently an officer, director or trustee of a charitable organization that in any of the last three fiscal years received from the Company, or any executive officer of the Company, annual charitable contributions to the organization that exceeded the greater of $1 million, or 2% of such charitable organization's gross revenue.

        The Board considers the following to be immaterial when making independence determinations:

  •
  If a director is an officer, director or trustee of a charitable organization or entity to which the Company has made grants or contributions in the past year of less than $100,000.

  •
  Investments by Mr. Harris and Mr. Kramvis in a private equity fund managed by Mr. Guthart which, in the aggregate, are each less than 1% of the fund's total net asset value.

  •
  Ms. Kampouri Monnas' membership on the Board of Directors of Puig S.L., a customer of AptarGroup.

  •
  Mr. Wunderlich's position as President of Amcor Flexibles Asia Pacific, a division of Amcor, from which AptarGroup purchases goods in the normal course of business that total less than one tenth of one percent of Amcor's revenues and, where Amcor may from time to time be a customer of AptarGroup and purchase goods in the normal course of business from AptarGroup that total less than one tenth of one percent of AptarGroup's revenues.

Executive Sessions

        Non-management directors meet regularly in executive sessions without management. "Non-management" directors are all those who are not Company officers. Executive sessions are led by a "Presiding Director." An executive session is held in conjunction with each regularly scheduled Board meeting and other sessions may be called by the Presiding Director in his or her own discretion or at the request of the Board. Mr. Harris has been designated as the Presiding Director.

Nomination of Directors

        It is the policy of the Corporate Governance Committee to consider candidates for director recommended by stockholders. The Board has established a maximum age limit for director nominees. Nominees must be 74 years old or younger at the time of election. In order to recommend a candidate, stockholders must submit the individual's name and qualifications in writing to the Corporate Governance Committee (in care of the Secretary at AptarGroup's principal executive office at 475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014) and otherwise in accordance with all of the procedures outlined under "Other Matters — Stockholder Proposals and Nominations" for a director nomination.

        In identifying and evaluating nominees for Director, the Corporate Governance Committee takes into account the applicable requirements for directors under the Securities Exchange Act of 1934, as amended, and the listing standards of the NYSE. In addition, the Corporate Governance Committee may take into consideration such factors and criteria as it deems appropriate, including, but not limited to, the nominee's character, judgment, business experience and acumen, as well as the overall diversity of the Board. Because the Company's operations and customers are located in many different geographic regions, the Corporate Governance Committee considers international perspectives and cultural diversity when evaluating potential candidates. The Corporate Governance Committee also believes that a mix of genders is necessary to have a well-balanced and representative Board. In addition to candidates recommended by members of the Board or management, the Corporate Governance Committee also considers individuals recommended by stockholders. The Corporate Governance Committee evaluates candidates recommended for Director by stockholders in the same way that it evaluates any nominee recommended by members of the Board or management. The Corporate Governance Committee may engage outside advisors to identify potential Director candidates from time to time. The effectiveness of the nomination process is evaluated by the Board each year as part of its annual self-evaluation and more formally by the Corporate Governance Committee as it evaluates and identifies Director candidates.

Communications with the Board of Directors

        The Board has established a process for stockholders and other interested parties to communicate with the Board or an individual director, including the Presiding Director or the non-management directors as a group. A stockholder or other interested party may contact the Board or an individual director by writing to their attention at AptarGroup's principal executive offices at 475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014. Communications received in writing are distributed to the Board or to individual directors as appropriate in accordance with procedures approved by AptarGroup's independent directors.

Audit Committee

        The Board has determined that each member of the Audit Committee (Ms. Desjardins, Mr. Guthart and Mr. Harris) is independent in accordance with the requirements of the NYSE and an "audit committee financial expert" as that term is defined in rules of the SEC implementing requirements of the Sarbanes-Oxley Act of 2002. In reaching this latter determination, the Board considered, among other things, the relevant experience of Ms. Desjardins, Mr. Guthart, and Mr. Harris as described under "Election of Directors" in this proxy statement. The Audit Committee operates under a written charter that complies with all regulatory requirements.

        This committee oversees the financial reporting process, system of internal controls and audit process of AptarGroup and reviews AptarGroup's annual and interim financial statements. In addition, the Audit Committee reviews the qualifications, independence and audit scope of AptarGroup's independent registered public accounting firm and is responsible for the appointment, retention, termination, compensation and oversight of the independent registered public accounting firm. This committee also reviews AptarGroup's process for monitoring compliance with laws, regulations and its Code of Conduct. The Audit Committee also approves or ratifies all related person transactions in accordance with AptarGroup's Related Person Transactions Policy.

Compensation Committee

        The Compensation Committee is comprised solely of independent directors and is appointed by the Board to discharge the Board's responsibilities relating to compensation of the Company's executives. This committee may not delegate its authority. The Compensation Committee reviews and recommends to the Board compensation plans, policies and programs, as well as approves CEO and executive officer compensation, and employment and severance agreements, including change-in-control provisions. The Compensation Committee provides input and recommendations to the Board regarding the performance objectives for the CEO and other executive officers and their actual performance against such objectives. In addition, this committee annually reviews the succession plans affecting corporate and other key management positions and approves grants and/or awards of stock options, restricted stock units and other forms of equity-based compensation. For further information on this committee's procedures for consideration of executive compensation, see our "Compensation Discussion and Analysis."

        The Compensation Committee receives recommendations annually from the CEO regarding the compensation levels of our other executive officers, including salary, annual performance incentives and equity compensation. For a further discussion of compensation information provided to the Compensation Committee by management, see our "Compensation Discussion and Analysis."

        Under the Compensation Committee charter, this committee has the authority to retain outside advisers as deemed necessary. In 2013, the Compensation Committee engaged Towers Watson to be the Compensation Committee's adviser and has also done so for 2014. The Compensation Committee has determined that Towers Watson is independent according to the advisor independence factors outlined by the NYSE.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Board who served on the Compensation Committee in 2013 (Messrs. Chevassus, Fotiades, Guthart and Harris) has interlocking relationships as defined by the SEC or had any relationships requiring disclosure by AptarGroup under the SEC's rules requiring disclosure of certain relationships and related party transactions. In 2013, Mr. Hagge, President and Chief Executive Officer, participated in all discussions regarding salaries and incentive compensation for all of our executive officers, except during discussions regarding his own salary and incentive compensation. Mr. Hagge made suggestions or recommendations during these discussions; however, all deliberations and determinations regarding the compensation of our executive officers were made solely by the Compensation Committee.

 Corporate Governance Committee

        The Corporate Governance Committee is comprised solely of independent directors. This committee identifies, evaluates and recommends to the Board individuals qualified to stand for election as directors, including nominations received from Board members, stockholders or outside parties. Additional information regarding director nominations can be found under the heading "Nomination of Directors."

        The Corporate Governance Committee develops and recommends to the Board AptarGroup's corporate governance principles and standards to be applied in determining director independence. This committee reviews and recommends to the Board appropriate compensation for directors, taking into consideration, among other things, director compensation levels of companies with similar annual revenues as AptarGroup. This committee also makes recommendations to the Board regarding changes to the size and composition of the Board or any Board Committee.

Executive Committee

        The Executive Committee exercises certain powers of the Board, when the Board is not in session, in the management of the business and affairs of AptarGroup.

BOARD MEETING ATTENDANCE

        The Board met 7 times in 2013. No director attended fewer than 75% of the aggregate number of meetings of the Board and the committees on which each director served. AptarGroup does not have a formal policy regarding director attendance at the annual meeting of stockholders. Messrs. Hagge and Harris attended the 2013 annual meeting.

COMMITTEE MEMBERSHIP AND MEETINGS HELD
Name	Corporate Governance		Audit		Compensation		Executive
A. Chevassus(I)					X
L. Desjardins(I)			X
G. Fotiades(I)					X	*
L. Guthart(I)			X	*	X
S. Hagge							X
K. Harris(I)			X		X		X	*
G. Kampouri Monnas(I)	X
A. Kramvis(I)
P. Pfeiffer							X
J. Smith(I)	X	*
R. Wunderlich(I)	X
Number of Meetings in Fiscal 2013	4		9		5		4

X* — Chairperson; (I) — Independent Director

BOARD COMPENSATION

        Employees of AptarGroup do not receive any additional compensation for serving as members of the Board or any of its committees. In 2013, compensation of non-employee directors consisted of the following:

  (1)
  an annual retainer of $70,000; and

  (2)
  additional annual retainers of:

    •
    $12,000 for the Chairperson of the Audit Committee

    •
    $10,000 for the Chairperson of the Compensation Committee

    •
    $7,500 for the Chairperson of the Corporate Governance Committee

      •
      $11,000 for members of the Audit Committee

      •
      $7,000 for members of the Compensation, Corporate Governance and Executive Committees; and

  (3)
  in lieu of the annual retainers, an annual fee of $140,000 for the Chairman of the Board, who is not an executive of AptarGroup

        Each director is reimbursed for out-of-pocket expenses incurred while attending Board and committee meetings.

        Pursuant to the 2008 Director Stock Option Plan, on May 10, 2013, each non-employee director was granted a non-qualifying option to purchase 9,500 shares of common stock at an exercise price of $56.49. The option shares granted to each non-employee director have a ten-year term and vest over a three-year period with one third becoming exercisable on each anniversary of the date of grant or the day before each annual meeting of stockholders, whichever occurs earlier.

        The following table includes fees paid in cash during 2013 and the grant date fair value of options granted during 2013 for each non-employee director.

DIRECTOR COMPENSATION
Name	Fees Paid in Cash ($)	Fair Value of Stock and Option Awards ($)(1)(2)	Total ($)
A. Chevassus	77,000	103,455	180,455
L. Desjardins	81,000	103,455	184,455
G. Fotiades	87,000	103,455	190,455
L. Guthart	100,000	103,455	203,455
K. Harris	140,000	103,455	243,455
G. Kampouri Monnas	77,000	103,455	180,455
A. Kramvis(3)	—	—	—
P. Pfeiffer	77,000	103,455	180,455
J. Smith	84,500	103,455	187,955
R. Wunderlich	77,000	103,455	180,455
(1)
Option Award amounts represent the grant date fair value using the Black-Scholes option pricing model. Assumptions used in the calculation of the grant date fair values are included in Note 15, "Stock-Based Compensation" to AptarGroup's audited financial statements for the year ended December 31, 2013, included in AptarGroup's

  Annual Report on Form 10-K filed with the SEC on February 28, 2014 ("AptarGroup's Financial Statements").

(2)
The aggregate number of options outstanding as of December 31, 2013 for each non-employee director is as follows: A. Chevassus — 40,500, L. Desjardins — 19,000, G. Fotiades — 28,500, L. Guthart — 42,500, K. Harris — 58,500, G. Kampouri Monnas — 22,167, A. Kramvis — 0, P. Pfeiffer — 743,000 (724,000 of which were granted prior to Mr. Pfeiffer becoming a non-executive director and when he was an executive officer of the Company), J. Smith — 42,500, and R. Wunderlich — 19,000.

(3)
A. Kramvis joined the Board of Directors March 1, 2014.

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Under Section 14A of the Exchange Act, AptarGroup stockholders are entitled to cast an advisory vote at the annual meeting to approve the compensation of AptarGroup's Named Executive Officers ("NEOs") as disclosed in the Compensation Discussion and Analysis ("CD&A") and tabular disclosures of this Proxy Statement. Since the required vote is advisory, the result of the vote is not binding upon the Board. AptarGroup currently intends to submit to our stockholders for advisory vote the compensation of our named executive officers annually, consistent with the results of the advisory vote on frequency approved by the stockholders at our annual meeting held in 2011.

        AptarGroup's compensation philosophy is to fairly reward our executives for growing our business and returning value to stockholders and to retain our experienced leaders.

        The overall compensation program for NEOs has consistently included an annual performance incentive element that rewards the NEOs for the Company's short-term performance as well as an equity element (typically stock options or restricted stock units) that provides for long-term compensation that is driven by our share performance and, therefore, is aligned with our stockholders' interests. The specific objectives of our compensation program are that a substantial portion of the NEOs' compensation should be performance-based and should be delivered in the form of equity awards. Our CD&A describes our compensation philosophy and objectives in more detail.

        The Board of Directors values the opinions of our stockholders. Although the resolution is non-binding, the Board will consider the outcome of the advisory vote when making future compensation decisions.

  The Board of Directors recommends a vote FOR the following non-binding resolution:

        "Resolved, that the compensation of the Company's NEOs as described in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this Proxy Statement is hereby approved."

PROPOSAL 3 — APPROVAL OF THE
2014 STOCK AWARDS PLAN

Introduction

        On February 20, 2014, the Board adopted the 2014 Stock Awards Plan ("2014 Plan"), subject to approval of AptarGroup's stockholders. A copy of the 2014 Plan is attached as Appendix A to this proxy statement.

        In 2011, the stockholders approved the 2011 Stock Awards Plan (the "2011 Plan"), under which 4,400,000 shares of common stock became available for stock awards. As of March 13, 2014, approximately 209,700 shares remain available for the grant of stock awards to employees under the 2011 Plan. Both the 2011 Plan and the 2014 Plan will be used to allocate shares in connection with future employee awards.

        Importance of the Plan.    The Board believes that the 2014 Plan will be an important part of AptarGroup's overall compensation program. The purpose of the 2014 Plan is to promote the long-term financial interests of AptarGroup and its affiliates by (i) attracting and retaining personnel, (ii) motivating personnel by means of growth related incentives, (iii) providing competitive incentive compensation opportunities, and (iv) further aligning the interests of participants with those of our stockholders.

        Historical share numbers discussed below have been adjusted to reflect the 2 for 1 stock split on May 9, 2007.

        Broad-based Historical Grant Practices.    AptarGroup has granted an average total of approximately 1.25 million options and an average total of approximately 11,000 restricted stock units ("RSUs") to employees in each of the past 10 years. Currently, AptarGroup grants stock options to approximately 400 employees, and RSUs to executive officers (presently six persons) when they elect to receive a portion of their annual performance incentive in the form of RSUs, as well as to certain non-executive employees.

        The significant majority of equity awards are granted to employees who are not NEOs. From the beginning of 2014 through March 13, 2014, 1,393,521 awards (the "2014 awards") have been granted to employees, and 75% of those 2014 awards have been granted to non-NEOs. Additionally, the 2014 awards consist of 9,573 RSUs that were granted to NEOs, in lieu of the NEOs' annual performance incentive, at the NEOs' election. Non-NEOs were granted 73%, 74% and 75%, of the options and RSUs granted in 2011, 2012 and 2013, respectively.

        Approximately 80% of our employees reside outside of the United States. We believe that the ability to grant stock options and RSUs to employees abroad ensures that our employees in different geographic regions remain focused on the interest of our stockholders. Stock options and RSUs are an effective means to link the interests of our overseas employees to long-term stockholder value.

  Burn Rate and Dilution.

  •
  Awards granted over the past three years have averaged 1.98% per year of our outstanding shares of common stock.

  •
  The equity overhang, or the percentage of outstanding shares represented by all stock incentives awarded and those available for future awards under all plans was 16.42% (calculated as all shares issuable upon exercise of outstanding stock options and vesting of outstanding restricted stock and restricted stock units as of March 13, 2014, plus shares available for future awards under all plans divided by (a) basic common shares outstanding + (b) the number of shares in the numerator).

The 2014 Plan incorporates the following features:

  •
  It offers the ability to grant stock options, stock appreciation rights ("SARs"), restricted stock, RSUs, and qualified performance-based awards;

  •
  A minimum vesting period of three (3) years in connection with any options, RSUs and SARs (subject to limited exceptions such as upon a change in control or death or disability);

  •
  It prohibits repricing, stock options issued at a discount to fair market value and the transfer of nonqualified stock options or stock appreciation rights by a participant for consideration;

  •
  It prohibits "liberal" share counting provisions, such as counting only the net number of shares issued upon exercise of a SAR, or adding back shares withheld to satisfy taxes or tendered to pay the exercise price of a stock option;

  •
  It prohibits dividends or dividend equivalents to be paid with respect to options, SARs, RSUs, and on unvested performance share unit awards; and

  •
  It limits the 2014 Plan term to ten years.

        AptarGroup has granted stock options to employees since becoming a publicly owned company in 1993. During the past 17 years, AptarGroup has consistently granted a similar number of stock options each year and has granted RSUs during the past 15 years. The Board of Directors believes that the ability to grant stock options and RSUs is critical to the retention of key employees throughout AptarGroup's global operations and that stock options and RSUs have successfully aligned the interests of our employees with those of our stockholders. Stock options and RSUs are important components of AptarGroup's compensation package and turnover at the executive officer and senior management levels has been historically very low. Further, the Board believes that there is a strong correlation between our ability to grant stock options and RSUs and both our retention of senior management and our share performance. Five of the six executive officers of AptarGroup as of December 31, 2013 have been employees of AptarGroup for more than 20 years.

 Extended Vesting Requirements

        Historically, stock options and RSUs granted by AptarGroup have vested over a three year period. Vesting has primarily been pro-rata, with the first one-third of the grant becoming exercisable in the case of options, or vested in the case of RSUs, on the first anniversary of the grant date. It is AptarGroup's intention to continue this vesting methodology; accordingly, the 2014 Plan includes a minimum vesting requirement of three (3) years for options, RSUs and SARs.

Description of the 2014 Plan

        The 2014 Plan is designed as a flexible share authorization plan, such that AptarGroup's share authorization is based on the least costly type of award (stock options). Shares issued pursuant to "Full Value Awards" (awards other than stock options or SARs which are settled by the issuance of shares, e.g., restricted stock, RSUs, qualified-performance shares, performance units if settled with stock, or other stock-based awards) count against the 2014 Plan's share authorization at a rate of 3.73 to 1, while shares issued upon exercise of stock options or SARs count against the share authorization at a rate of 1 to 1. AptarGroup has used a binominal model provided by an outside institutional shareholder advisory service to determine the full value award ratio. This means that every time an option is granted, the authorized pool of shares is reduced by one (1) share and every time a full value share is granted, the authorized pool of shares is reduced by 3.73 shares.

        The 2014 Plan will become effective upon stockholder approval and will terminate ten years later unless terminated sooner. A summary of the material features of the 2014 Plan is provided below. The summary is qualified in its entirety by, and made subject to, the complete text of the 2014 Plan attached as Appendix A to this proxy statement.

2014 Plan Share Limits

        The maximum number of shares of common stock authorized to be issued under the 2014 Plan is 3,200,000, which shall consist of new or treasury shares. Shares of common stock under the 2014 Plan will not be available after withholding shares of common stock to satisfy all or a portion of tax withholding obligations relating to such award or using option or SAR proceeds to repurchase shares of common stock or by reason of a participant using shares of common stock to pay the exercise price of stock options or SARs (i.e., no "recycling" of shares permitted). As mentioned above, as of March 13, 2014, approximately 209,700 shares remain available for the grant of stock awards under the 2011 Plan. In 2008, stockholders approved the 2008 Director Stock Option Plan (the "2008 Plan") (an option only plan) under which approximately 140,500 shares remain available for the grant of stock options to directors, as of March 13, 2014.

        The following table sets forth information regarding outstanding stock options and restricted stock and RSUs as of March 13, 2014.

Outstanding Awards as of March 13, 2014
	Stock Options				Non-Vested Restricted Stock, Restricted Stock Units and Performance Share Units
Plan	Range of Exercise Prices	# Outstanding	Weighted-Average Exercise Price	Weighted-Average Remaining Years of Contractual Life

2000	$30.45 – $37.52	894,388	$31.67	3.0 years
2004(1)	$20.06 – $44.16	1,179,044	$31.99	2.7 years
2008(1)	$30.17 – $56.49	3,339,015	$40.33	6.1 years
2011	$51.45 – $58.81	3,848,452	$57.50	8.9 years
	TOTAL	9,260,899	$45.57	6.5 years	59,997
(1)
The references to the 2004 Plan and the 2008 Plan include both employee and Director stock awards plans.

Carve-Out

        When employees hold "in-the-money" stock options for a long time it can artificially skew the overhang. Therefore, certain proxy advisory firms have started using a "carve-out" methodology for this calculation. A company may apply the carve-out methodology for purposes of determining the number of new shares that can be requested, if they have sustained positive stock performance and high equity overhang (attributable to in-the-money options outstanding in excess of six years), along with sound compensation practices.

        We believe that AptarGroup has:

  •
  demonstrated prolonged positive stock performance, for example, total shareholder return:

    1-year: 44.6%, 3-year: 14.5%, 5-year: 15.9%, 10-year: 15.0%

  •
  pay-for-performance practices aligned with industry best practices;

  •
  a concentration ratio (ratio of awards granted to NEOs divided by awards granted to all employees and directors) well below the 50% threshold established by certain proxy advisory firms; and

  •
  a significant portion of overhang attributed to a large population of employees who have held stock options due to their increasing value.

For these reasons, we believe the carve-out is applicable to AptarGroup.

        The following table displays stock options, outstanding, in excess of six years. As of March 13, 2014, there were 9,260,899 stock options outstanding with a weighted-average exercise price of $45.57 and a weighted-average remaining term of 6.5 years, of which 2,069,432 stock options were awarded more than six years ago and 7,191,467 million stock options were awarded within the last six years.

Outstanding Awards as of March 13, 2014
	Vested Stock Options Outstanding	Weighted-Average Exercise Price	Weighted-Average Remaining Years of Contractual Life
Substantially in-the-money (as defined below) stock options outstanding in excess of six years	2,069,432	$31.83	2.9
Other stock options outstanding in excess of six years	—	—	—
All stock options outstanding six years or less	7,191,467	$49.52	7.6
All outstanding stock options	9,260,899	$45.57	6.5

"Substantially in-the-money stock options outstanding in excess of six years" is defined as options with an exercise price of $37.52 or less. These awards have been "in-the-money" for on average 95% of the trading days since vesting. Additional information regarding these options follows:

Grant Date	Vested Options	Exercise Price	Remaining Contractual Life (years)	% Of Time Vested Options in the Money
6/3/2004	23,866	$20.06	0.22	100%
1/19/2005	121,750	$24.25	0.85	100%
5/9/2005	16,000	$25.67	1.16	99%
1/18/2006	409,925	$27.01	1.85	99%
3/1/2006	1,600	$26.92	1.97	99%
1/17/2007	739,388	$30.45	2.85	97%
1/16/2008	756,903	$37.52	3.85	91%

Total	2,069,432			95%

(Substantially in-the-money stock options outstanding in excess of 6 years)

Burn Rate

        AptarGroup manages equity awards to market competitive levels to ensure that the overall compensation program attracts, retains and motivates our employees and directors. Burn rate is generally calculated as (a) all stock options and non-performance restricted stock and restricted stock units granted in a fiscal year + (b) actual performance shares vested in a fiscal year, divided by (c) the number of basic common shares outstanding at the end of that fiscal year.

        The following table sets forth information regarding awards granted and earned, the burn rate for each of the last three fiscal years, and the average burn rate over the last three years.

Burn Rate
	FY 2011	FY 2012	FY 2013	3-Year Average
Stock options granted to employees and directors	1,369,650	1,330,800	1,470,800	1,390,417
Service-based restricted stock and restricted stock units granted	5,035	17,592	12,448	11,692
Actual performance-based restricted stock, restricted stock units and performance shares earned	—	—	—	—
Basic common shares outstanding at fiscal year end	66,552,660	66,391,682	66,090,389	66,344,910
Burn Rate	2.07%	2.03%	2.24%	2.11%

Participant Award Limits

        The 2014 Plan also imposes annual per-participant award limits for employees. The annual per-participant limit is 500,000 shares.

Terms of the Plan

        Administration; Eligibility.    The 2014 Plan will be administered by the Compensation Committee (the "Committee") of our Board of Directors. The 2014 Plan empowers the Committee, among other things, to (i) select participants, (ii) make awards in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions as it shall deem appropriate, (iv) approve forms to carry out the purposes and provisions of the 2014 Plan, (v) interpret the 2014 Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the 2014 Plan, (vi) correct any defect or omission or to reconcile any inconsistency in the 2014 Plan or award granted thereunder, and (vii) make all determinations deemed necessary or advisable for the administration of the 2014 Plan.

        Any grant of awards under the 2014 Plan is within the discretion of the Committee. The Committee will not have authority to re-price any stock option or SAR granted under the 2014 Plan without stockholder approval. All employees (approximately 11,000 individuals) are eligible to participate in the 2014 Plan.

        The Committee, in its sole discretion, may provide that in the event of a tender offer or accumulation of common stock, merger, consolidation, reorganization, recapitalization, sale or exchange of substantially all of the assets, dissolution or change in a majority of the Board of Directors of AptarGroup, awards may be accelerated and/or cash payments may be made in lieu of such awards.

        Minimum Vesting Requirements.    The awards we have issued historically (stock options and RSUs) are generally subject to a minimum period of three (3) years before they fully vest. Vesting may accelerate under limited circumstances such as upon a change in control or a termination of employment following death or disability of the employee. The minimum vesting restrictions are not required for awards to newly hired employees, awards to employees in connection with acquisitions or awards made in lieu of a cash bonus.

        Options.    An option entitles the holder to receive upon exercise up to the maximum number of shares of common stock subject to the option at an option price that is fixed at the time the option is granted. Options may be either "incentive stock options" ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or other options, except that, as long as required by Section 422 of the Code, no ISO may be awarded to any employee of an AptarGroup affiliate which is not an AptarGroup subsidiary corporation (as such term is used in Section 422(b) of the Code). The option price per share of common stock may not be less than 100% of the fair market value of such common stock at the time the option is granted (or 110% thereof in the case of an ISO granted to a holder of more than 10% of the common stock (a "10% Holder")). Subject to the minimum vesting requirements in the 2014 Plan, an option will be exercisable at such time or times as the Committee determines at or subsequent to the grant, provided that an option may not be exercised later than 10 years after its date of grant (five years in the case of an ISO granted to a 10% Holder). The 2014 Plan allows optionees, to the extent permitted by the Committee, to pay the exercise price of options in cash or common stock (valued at its fair market value on the date of exercise) or a combination thereof, or with the proceeds from the sale of the shares purchased through an arrangement with a broker. No dividend equivalents will be paid on any options.

        SARs.    A SAR entitles the holder to receive upon exercise the excess of the fair market value of a specified number of shares of common stock at the time of exercise over a base price. AptarGroup will pay that amount to the holder in common stock (valued at its fair market value on the date of exercise), cash or a combination thereof, as the Committee may determine. The base price of an independent SAR will be fixed by the Committee at not less than 100% of the fair market value of a share of common stock on the date of grant. SARs granted as an alternative to a previously or contemporaneously granted option will entitle the optionee, in lieu of exercising the option, to receive: (i) the excess of the fair market value of a share of common stock on the date of exercise over the option price (ii) multiplied by the number of shares as to which he or she is exercising the SAR. If an SAR is an alternative to an option, the option will be cancelled to the extent the SAR is exercised, and the SAR will be cancelled to the extent the option is exercised. Subject to the minimum vesting requirements in the 2014 Plan, each SAR will be exercisable at such time or times as the Committee determines at or subsequent to the grant, provided that a SAR may not be exercised later than 10 years after its date of grant. No dividend equivalents will be paid on any SAR.

        Restricted Stock.    Subject to the minimum vesting requirements in the 2014 Plan, the Committee may grant restricted common stock with such restriction periods as the Committee designates. A restricted stock award may be subject to such other conditions of vesting, including performance goals, as the Committee establishes. Subject to AptarGroup's discretion, AptarGroup will hold stock certificates evidencing restricted shares, and the participant may not sell, assign, transfer, pledge or otherwise encumber, except as hereinafter provided, restricted shares. Except for such restrictions on transfer and such other restrictions as the Committee may impose, the participant will have all the rights of a holder of common stock as to such restricted stock; provided, however, that cash dividends payable on the common stock during the restriction period or the performance period, as the case may be, will be deferred in accordance with Section 409A of the Code and will be subject to the same restrictions as those on the shares of restricted stock and, if the Committee so determines, reinvested in additional restricted stock or otherwise invested or accruing a yield. Except as otherwise provided by the Committee at or subsequent to the time of grant, upon termination of the participant's employment during the restriction period, the participant will forfeit all shares still subject to restriction.

        Restricted Stock Units.    Subject to the minimum vesting requirements in the 2014 Plan, the Committee may award to any eligible employee RSUs with such restriction periods as the Committee designates. A RSU may be subject to such other conditions to vesting, including performance goals, as the Committee may establish. A participant holding RSUs will have no rights of a holder of common stock. Except as otherwise provided by the Committee at or subsequent to the time of grant, upon a termination of employment for any reason during the restriction period, the participant will forfeit all RSUs still subject to restriction. Holders of restricted stock units will not be entitled to dividend equivalents.

        With respect to any awards that are intended to constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Committee retains sole discretion to reduce the amount of, or eliminate any payment otherwise payable with respect to, such awards by establishing conditions to payment in addition to the performance goals.

        Performance Goals.    With respect to any award granted under the 2014 Plan that is intended to constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the applicable performance goals will be tied to the following criteria, determined with respect to AptarGroup or any of its Affiliates, divisions or operating units:

  •
  Profitability Measures: (1) earnings per share, (2) earnings before interest and taxes ("EBIT"), (3) earnings before interest, taxes, depreciation and amortization

    ("EBITDA"), (4) business segment income, (5) net income, (6) operating income, (7) revenues, (8) profit margin, (9) cash flow(s) and (10) expense reduction;

  •
  Capital Return Measures: (1) return on equity, (2) return on assets, (3) return on invested capital, (4) EBIT to capital ratio, (5) EBITDA to capital ratio, (6) business segment income to business segment capital ratio, (7) working capital ratios and (8) total shareholder return; and

  •
  Other Performance Measures: (1) successful implementation of strategic initiatives relating to cost reduction, revenue production and/or productivity improvement, and (2) successful integration of acquisitions.

        Deferral.    A participant may defer receipt of all or a portion of any award in accordance with procedures established by the Committee and in accordance with Section 409A of the Code.

        Transferability.    Awards will not be transferable other than (i) by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by AptarGroup or (ii) a transfer of stock options without value to a "family member" (as defined in Form S-8) if approved by the Committee. Except to the extent permitted by the foregoing sentence, each award may be exercised or received during a participant's lifetime only by the participant or the participant's legal representative or similar person. No award may be transferred by a participant for value or consideration.

        Fair Market Value.    Fair market value on any date means the closing price of common stock on the New York Stock Exchange on that date (or, if such date is not a trading date, on the next preceding date which was a trading date). On March 13, 2014, the closing price of our common stock on the New York Stock Exchange was $64.15.

        Surrender.    If so provided by the Committee, a participant may surrender an award on such terms and conditions, and for such consideration, as the Committee determines.

        Withholding.    The Committee will have the power to withhold, or require a participant to remit to AptarGroup, an amount sufficient to cover withholding taxes with respect to shares issuable and/or amounts payable pursuant to the 2014 Plan. If so permitted by the Committee, a participant may elect to satisfy such taxes by making a cash payment to AptarGroup, having shares issuable under the 2014 Plan withheld or by delivering other shares to AptarGroup or with the proceeds from the sale of shares through an arrangement with a broker.

        Amendment of the Plan.    The Committee may amend the 2014 Plan, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code. No amendment may impair the rights of the holder of any outstanding award without his or her consent.

        Effective Date and Term of the Plan.    If approved by our stockholders, the 2014 Plan will be effective on the date of such approval. In the event that the 2014 Plan is not approved by our stockholders, the 2014 Plan will be null and void. The 2014 Plan will terminate ten years after its effective date, unless terminated earlier by the Committee. Termination of the 2014 Plan will not affect the terms or conditions of any award granted prior to termination.

        New Plan Benefits.    The number of stock options or other forms of award that will be granted hereafter under the 2014 Plan is not currently determinable. Information regarding awards in 2013 under prior stock award or stock option plans to the named executive officers is provided in the "Summary Compensation Table," the "Grants of Plan-Based Awards" table, the "Outstanding Equity Awards at Fiscal Year-End" table and the "Option Exercises and Stock Vested" table. In addition, in 2013, (i) options for 385,000 shares and 9,948 RSUs were granted to all current executive officers as a group and (ii) options for 1,000,300 shares and 2,500 RSUs were granted to all other eligible employees, including current officers who are not executive officers. Non-employee directors are not eligible to receive awards under the 2011 Stock Awards Plan.

Federal Income Tax Consequences

        The following is a brief summary of the U.S. federal income tax consequences of awards made under the 2014 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2014 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2014 Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant's particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

  •
  Stock Options.  A participant will not recognize any income upon the grant of a stock option. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and AptarGroup will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an ISO. If the shares acquired by exercise of an ISO are held for the longer of two years from the date the option was granted or one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and AptarGroup will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant generally will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over the exercise price, and AptarGroup will be entitled to a corresponding deduction.

  •
  SARs.  A participant will not recognize any taxable income upon the grant of a SAR. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a SAR equal to the fair market value of any shares delivered and the amount of any cash paid by us upon such exercise, and AptarGroup will be entitled to a corresponding deduction.

  •
  Restricted Stock.  A participant will not recognize taxable income at the time of the grant of shares of restricted stock, and AptarGroup will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at the time restricted stock is granted. If such election is not made, the participant will recognize compensation taxable as ordinary income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant by making the above-described election or upon the lapse of the restrictions is deductible by AptarGroup as compensation expense, except to the extent the limit under Section 162(m) of the Code applies. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid, and AptarGroup will be entitled to a corresponding deduction, except to the extent the limit under Section 162(m) of the Code applies.

  •
  Restricted Stock Units.  A participant will not recognize taxable income at the time a RSU award is granted and AptarGroup will not be entitled to a tax deduction at that time. Upon the payment or settlement of any such award with unrestricted shares of common stock or cash, the participant will recognize compensation taxable as ordinary income (subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by AptarGroup. This amount is deductible by AptarGroup as compensation expense, except to the extent the deduction limit under Section 162(m) of the Code applies.

  •
  Section 162(m) of the Code.  Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's three most highly compensated officers other than the chief executive officer and the chief financial officer. However, certain types of compensation paid to such executives are not subject to the $1 million deduction limit. One such type is "performance-based" compensation. Based on regulations issued by the United States Department of the Treasury, certain compensation under the 2014 Plan, such as that payable with respect to options and SARs, is not expected to be subject to the $1 million deduction limit under Section 162(m) of the Code, but other compensation payable under the 2014 Plan is expected to be subject to such limit.

        The Board of Directors recommends a vote FOR the approval of the 2014 Stock Awards Plan.

PROPOSAL 4 — RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014

        AptarGroup is asking stockholders to ratify the Audit Committee's appointment of PricewaterhouseCoopers LLP as AptarGroup's independent registered public accounting firm for the fiscal year ending December 31, 2014.

Independent Registered Public Accounting Firm Fees

        PricewaterhouseCoopers LLP has audited AptarGroup's consolidated financial statements annually for over 10 years. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

        The following table sets forth the aggregate fees charged to AptarGroup by PricewaterhouseCoopers LLP for audit services rendered in connection with the audited consolidated financial statements and reports for the 2013 and 2012 fiscal years and for other services rendered during the 2013 and 2012 fiscal years to AptarGroup and its subsidiaries.

Fee Category:	2013	% of Total	2012	% of Total
Audit Fees	$3,362,000	96%	$3,218,000	92%
Tax Fees	155,000	4%	283,000	8%

Total Fees	$3,517,000	100%	$3,501,000	100%

        Audit Fees primarily represent amounts billed for the audit of AptarGroup's annual financial statements, including statutory audits of the financial statements at certain non-U.S. locations, the audit of our internal control over financial reporting, reviews of our quarterly financial statements, consents and reviewing documents to be filed with the SEC.

        Tax fees primarily represent amounts billed for services related to tax advice on the Company's global tax structure. Tax Fees also include tax compliance and preparation services including federal, state and international tax compliance and assistance with tax audits and appeals.

        The Audit Committee's policies and procedures require pre-approval for all audit and permissible non-audit services to be performed by AptarGroup's independent registered public accounting firm. These services are pre-approved by the entire Audit Committee; however, the Audit Committee may delegate to one or more of its members the authority to grant such pre-approvals provided that any such decision of such member or members must be presented to the full Audit Committee at its next scheduled meeting.

        The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for 2014.

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        We are a leading global provider of a broad range of innovative packaging delivery solutions primarily for the beauty, personal care, home care, prescription drug, consumer health care, injectables, food and beverage markets. We have operations located throughout the world including North America, Europe, Asia and South America and our senior management team is a diverse group of experienced executives who are based in these various geographic regions. Accordingly, because certain executive officers reside in Europe, our compensation programs reflect a blend of both U.S. and local market practices in order for us to retain and motivate the best executive talent around the globe. The NEOs for 2013 are:

  •
  Stephen J. Hagge, President and CEO,

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  Robert W. Kuhn, Executive Vice President and Chief Financial Officer ("CFO") and Secretary,

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  Olivier Fourment, former President of our Aptar Pharma segment,

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  Patrick Doherty, President of our Aptar Beauty + Home segment, and

  •
  Eldon Schaffer, President of our Aptar Food + Beverage segment.

        Mr. Fourment resides in Europe. The salary and annual performance incentive amounts for Mr. Fourment are denominated in Euros. Our other four current NEOs reside in the United States. Mr. Fourment, who is an NEO for 2013, retired on December 31, 2013. Mr. Fourment was succeeded by Mr. Salim Haffar, the current President of our Aptar Pharma segment, effective January 1, 2014.

Compensation Philosophy Objectives

        Our compensation program objectives are, first and foremost, to fairly reward our executives for growing our business and returning value to stockholders, and secondly, to retain our experienced leaders. The low turnover rate at our senior management level has been a critical factor in the consistency of our long-term performance over the past 20 years. We believe that one of AptarGroup's competitive advantages has been, and will continue to be, the cohesiveness and long-term experience of our executive officer group. AptarGroup's NEOs for 2013 have been employed by the Company, on average, for over 25 years each.

        Our compensation philosophy and programs include the following governance elements that support our objectives:

  •
  An independent Compensation Committee consultant, Towers Watson;

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  Pay that is reasonable and performance-based;

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  Significant amount of pay that is at risk (both annual and long-term), with a substantial amount provided in equity (and therefore linked with stockholders);

  •
  Stock ownership guidelines and limits on NEO stock trading and hedging;

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  Reasonable employment and change-in-control agreements that are competitive in markets in which we compete for executive talent;

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  Reasonable retirement plans; and

  •
  Limited perquisites.

2013 Performance Results

  •
  Record sales of $2.5 billion, an increase of 8% over the prior year's level;

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  Record Earnings per share, excluding the cost of restructuring initiatives and the impact of French tax regulations that were enacted at the end of 2013, of $2.79 per share; and

  •
  Return on equity, excluding the cost of restructuring initiatives and the impact of French tax regulations that were enacted at the end of 2013, of 13%.

        The latter two elements listed above were components of the annual performance incentive formula used for 2013, and in each case exceeded baseline performance levels (see "Cash Compensation—Annual Performance Incentive" discussed below).

Stockholder Feedback on Compensation Practices

        The Compensation Committee considered the support that our proposal on executive compensation received from stockholders at our May 2013 annual meeting, at which approximately 88% of votes cast (excluding abstentions and broker non-votes) were in favor of our compensation policies and practices. Therefore, no material changes were made to our principal compensation policies or practices in response to the advisory vote. The NEO compensation elements for 2013 were consistent with elements traditionally used by AptarGroup and they included: salary, annual performance incentive amounts, restricted stock units (for certain NEOs) and stock options. We believe our compensation programs and philosophy have contributed to our long-term financial performance.

Compensation Committee's Use of Consultants and Consultant's Independence

        The Compensation Committee of our Board of Directors has responsibility for approving the compensation programs for our NEOs and acts pursuant to a charter that has been approved by our Board and is available through the Corporate Governance link on the Investor Relations page of the AptarGroup website located at: www.aptar.com. Under this charter, the Compensation Committee has the authority to retain outside advisers as deemed necessary, and in 2013 the Compensation Committee retained Towers Watson, a global

Human Resources consulting firm. The Compensation Committee has determined that Towers Watson is independent according to the advisor independence factors outlined by the NYSE. In making this independence determination, the Compensation Committee recognized that Towers Watson provides other services to the Company. The Compensation Committee determined that the nature of these other services, described below, together with protocols implemented by Towers Watson, did not give rise to any conflict of interest. Fees paid to Towers Watson for services rendered in 2013 to the Compensation Committee for executive compensation consultation (including the proxy and survey benchmarking, participation in meetings with AptarGroup and its Compensation Committee and other requests from the Compensation Committee) totaled approximately $124,000. Management also engaged Towers Watson for other services that were provided to the Company, primarily work related to compensation market survey data and retirement/actuarial analysis. These services were approved by the Compensation Committee and totaled approximately $200,000 in fees.

Compensation Determination

        The Compensation Committee takes into account an assortment of factors and reviews a variety of information before setting annual compensation levels. As its starting point, the Compensation Committee considers the value in the long-term experience of our senior management team and the importance of retaining them. The Compensation Committee also reviews past compensation levels when setting current levels. Although the Compensation Committee does not solely rely on benchmarking to determine any element of compensation or overall compensation, the Compensation Committee does believe compensation data are important in order to confirm the competitiveness of the Company's compensation levels. AptarGroup has historically relied on size-appropriate published general industry survey data as a source of compensation data. Additionally, the Compensation Committee reviews proxy data from the Company's 15-company compensation peer group (listed below) for the CEO and CFO positions as a secondary reference point.

        The Compensation Committee uses its judgment and past experience to determine appropriate compensation for each executive. The Compensation Committee also has historically intended to create a compensation program for NEOs that generally targets total direct compensation (combined salary, annual performance incentives, and long-term incentives) at the median of direct compensation delivered to individuals with comparable duties and revenue responsibilities in companies similar in size to AptarGroup. The Compensation Committee would consider setting total direct compensation above the 50th percentile should circumstances such as executive tenure, company performance, and individual performance warrant such a range. Based on the study conducted by Towers Watson in 2013 described in further detail below, AptarGroup's 2013 total direct compensation for executive officers, including NEOs, on average, is between the 25th and 50th percentile relative to the general industry survey data. Specifically, average salary approximates the median while average total annual cash compensation and average long-term incentives are below the 50th percentile relative to the market survey data. In order to make the Company's long-term executive compensation more competitive with other companies, the Compensation Committee approved a total shareholder return plan ("TSR") for certain officers, including the NEOs, commencing in 2014 (the "TSR Plan"). Additional information regarding the TSR Plan is found under "New Long-term Incentive Plan for 2014."

        We manage our business for the long-term benefit of all stakeholders and consequently we believe that it is important that our senior management receive a substantial portion of their compensation in the form of equity awards. By making equity awards a substantial portion of senior management compensation, we are ensuring that AptarGroup's leaders are personally sensitive to and aligned with the long-term interests of our stockholders, and that they are rewarded for increases in stockholder value. Historically, a substantial portion of NEO compensation has been delivered in the form of time-vested stock options. Restricted stock units have generally been awarded in lieu of up to 50% of the executive's annual performance incentive, at the executive's election. When determining the appropriate amount of equity compensation to be awarded to executive officers, the Compensation Committee considers the quantity of shares as well as the value of the equity award in relation to total compensation.

        As mentioned, AptarGroup maintains a 15-company compensation proxy peer group, which serves as a supplement to the general industry published survey data that remains as the primary data source given its appropriateness from a size perspective. Additionally, the proxy peer group companies are used for industry financial comparison purposes and as a source of data for compensation plan design characteristics. In consultation with Towers Watson, the following characteristics of the compensation peer group are considered by the Compensation Committee:

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  U.S.-based companies that either compete with AptarGroup for market share or operate in similar industries as AptarGroup

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  Companies that compete with AptarGroup for capital

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  Competitors for senior executive talent (i.e., where AptarGroup would recruit senior talent from, and potentially lose executives to)

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  Emphasis on non-U.S operations, (i.e., a majority of the peers have a significant percentage of revenue attributable to foreign operations)

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  The degree to which certain companies list AptarGroup as a compensation peer

  •
  Revenue and market capitalization

        From time to time, the Compensation Committee will monitor the peer group for potential revisions in light of changing market or business conditions. For example, two of the 2013 peer companies, Boise Inc. and Buckeye Technologies, were acquired during 2013, and will be excluded from the 2014 compensation peer group. The following 15 companies are contained in the 2013 peer group:

        Annually the Compensation Committee reviews compensation survey information prepared by Towers Watson for the CEO and other executive officer positions, and in 2013, peer group compensation data was also considered for the CEO and CFO. Consistent with prior years, the compensation elements evaluated by Towers Watson are base salary, annual cash incentives, actual total cash compensation (the sum of base salaries and cash incentives), long-term incentives, and total direct compensation (the sum of total cash compensation and long-term incentives). In 2013, when determining the compensation of executive officers other than Mr. Hagge, the Compensation Committee reviewed recommendations furnished by Mr. Hagge, including salary, annual cash incentive, and option grant level recommendations.

        For U.S.-based executive officers, salary and annual performance incentive survey data provided by Towers Watson is based on its U.S. Executive Compensation Database, a survey containing hundreds of companies from all industries. Data are adjusted to AptarGroup's revenue size using regression analysis (based on AptarGroup's revenue and the respective position's responsibilities, as summarized below). Long-term incentive compensation information is derived from Towers Watson's U.S. Long-term Incentive Plan Report, using data for companies with revenues between $1 billion and $3 billion (92 companies). The same compensation elements were also reviewed in Towers Watson's peer group proxy analysis for Messrs. Hagge and Kuhn.

        For French-based executive officers, both U.S. and French Market data are reviewed. The U.S. Towers Watson data relies on the same sources and adjustments as mentioned above. All French Towers Watson data is based on Towers Watson's French Top Executive Survey, which includes 71 companies.

        For both the U.S. and French survey data, given the adjustments made to the data to reflect AptarGroup's revenue size, the Compensation Committee does not consider the specific identities of the companies included in the surveys to be material for purposes of its compensation deliberations and, accordingly, the specific identities of the companies included within each survey sample are not disclosed to the Compensation Committee.

        The information related to base salary and annual cash incentive compensation that was provided by Towers Watson in 2013 was regressed based on the following annual revenue responsibilities, which are representative of AptarGroup's approximate revenue size:

  •
  CEO and CFO: corporate revenues of approximately $2.3 billion, and

  •
  Segment Presidents: group/segment revenues of approximately $267 million to $1.5 billion, depending on the segment.

        Based on Towers Watson's benchmarking analysis that was furnished to the Compensation Committee, AptarGroup's 2013 total direct compensation, on average, is between the 25th and 50th percentile relative to the published survey data. With respect to the peer group proxy analysis, base salaries for the CEO and CFO approximate the median, while actual total cash compensation, long-term incentives and total direct compensation were generally at or below the 25th percentile.

Elements of Our Compensation Programs

        Cash Compensation:

    •
    Salary

    •
    Annual Performance Incentive (non-equity incentive compensation)

        Equity-based Compensation:

    •
    Stock options

    •
    Restricted Stock Units ("RSUs")

        Other:

    •
    Post-termination compensation (including severance, pension plans, profit sharing and savings plans)

    •
    Perquisites

        Salary.    We believe that competitive salaries play an integral part in attracting and retaining executive talent.

        Annual Performance Incentive.    AptarGroup's annual performance incentive programs have historically included continuous improvement elements and incorporated metrics that provide fair but not overly excessive compensation. We believe that our annual performance incentive plans accomplish these important objectives while rewarding short-term performance. Additional information on the Company's annual performance incentive plans can be found under the heading "Analysis of Our Compensation Programs." To encourage executive officer share ownership, executive officers may elect to receive up to 50% of their annual performance cash incentive in the form of RSUs. If an executive elects to receive a portion of his or her annual performance cash incentive in RSUs, the executive will also receive an additional 20% of the elected amount in the form of RSUs. The value of each RSU is determined by the closing share price on the NYSE on the date of grant.

        Equity-based Compensation.    Equity awards granted to our NEOs are made pursuant to our Stock Awards Plans (the "SAP") which have been approved by stockholders. While the SAP provides for awards in the form of stock options, restricted stock, RSUs, and other awards, NEOs have traditionally only been awarded stock options and, to a small degree, RSUs granted at the discretion of the Compensation Committee or issued to NEOs at their election in lieu of a portion of their annual performance cash incentive as described above. We believe that stock options and RSUs issued under our SAP are an effective form of equity compensation and that both of these forms of equity compensation have strong retentive value because they vest ratably over a three-year period. In 2014, we granted awards to the NEOs pursuant to the TSR Plan in addition to grants under the SAP. Additional information regarding the TSR Plan is found under "New Long-term Incentive Plan for 2014."

        Stock options granted under the SAP vest over a three-year period, with one third becoming exercisable on each anniversary of the grant date, and have a ten-year term. All options are granted with an exercise price equal to the fair market value of our common stock on the date of grant, and option re-pricing is expressly prohibited by the SAP's terms. Fair market value is defined as the closing market price of a share of our common stock on the date of grant.

        All option awards made to NEOs or any other employee are authorized by the Compensation Committee. The Compensation Committee has generally followed a practice of making all option grants to executive officers, including the NEOs, at its regularly scheduled meeting in January. The January meeting date has historically occurred approximately three to four weeks prior to the issuance of the press release reporting our earnings for the previous fiscal year. The Compensation Committee believes that it is appropriate that annual awards be made on a consistent basis.

        While NEO option awards have historically been made pursuant to our annual grant program, the Compensation Committee retains the discretion to make additional awards to NEOs or other employees at other times.

        RSUs convert into shares of our common stock if the recipient is still employed by us or is an AptarGroup retiree on the date that RSUs vest. RSUs granted to NEOs under the SAP vest over a three-year period, with one third vesting on each of the first three anniversaries of the grant date. Recipients of RSUs may not vote the units in stockholder votes and they do not earn or receive any dividend payments on the units. In 2013, the only RSUs that were granted to NEOs were issued in lieu of a portion of the NEO's annual cash incentive award.

        Post-termination compensation.    The employment agreements of Messrs. Hagge, Kuhn, Doherty and Schaffer provide for guaranteed minimum salary levels, death benefits, non-competition clauses and post-termination commitments. The post-termination commitments do not significantly affect the Compensation Committee's decisions concerning other compensation elements. We believe that the post-termination commitments included in the NEOs' agreements are not substantially different from what is typical at other companies with revenues similar to those of AptarGroup. Additional information about the employment agreements, including a definition of key terms and a quantification of benefits that would have been received by our NEOs had termination occurred on December 31, 2013, is found under "Potential Payments Upon Termination of Employment." As mentioned earlier, Mr. Fourment retired from AptarGroup at the end of 2013, and no additional payments will be made to him in connection with his retirement other than the payments disclosed in connection with the non-competition clause of his employment agreement under "Potential Payments Upon Termination of Employment."

        Retirement Plan Arrangements.    We also offer pension, profit sharing and savings plans to our employees, including NEOs. We believe that the pension plans and retirement agreements are an important part of our NEO compensation program. These plans serve a critically important role in the retention of our senior executives, as plan benefits increase for each year that these executives remain employed by us. The plans thereby encourage our most senior executives to remain employed by us and continue to work on behalf of our stockholders. Additional information regarding our pension plans is found under "Pension Benefits."

        We maintain profit sharing and savings plans for our employees, including NEOs, because we wish to encourage our employees to save some percentage of their cash compensation for their eventual retirement. These plans permit employees to make such savings in a manner that is relatively tax efficient.

U.S. Employees

        We have a tax-qualified retirement savings plan ("U.S. Savings Plan") that is available to our employees, including Messrs. Hagge, Kuhn, Doherty and Schaffer. Employees may contribute a percentage of their pre-tax earnings (limited by anti-discriminatory rules and regulations) to the U.S. Savings Plan and we will make a matching contribution equal to $0.50 for each $1 contributed by our employees, in accordance with IRS regulations and limits and in no instance shall it be greater than 3% of the employee's earnings. Annual contributions are in accordance with IRS regulations and limits. Amounts held in the U.S. Savings Plan accounts may not be withdrawn prior to the employee's termination of employment, or such earlier time as the employee reaches the age of 59 1/2, subject to certain exceptions set forth in the regulations of the IRS.

Non-U.S. Employees

        Certain employees, including Mr. Fourment prior to his retirement, participate in local profit sharing and savings plans.

        We do not have deferred compensation plans.

        Perquisites.    Perquisites have historically not been a significant percentage of overall NEO compensation and therefore generally do not affect the decisions of the Compensation Committee when determining other elements of compensation. These perquisites can include a company-provided automobile, memberships in social and professional clubs, and supplemental life insurance, among others. The Compensation Committee believes it is necessary to provide NEOs with a limited range of perquisites similar to those provided by other companies in order to recruit and retain the best executive talent. The Compensation Committee reviews the perquisites provided to its NEOs on a regular basis.

Analysis of Our Compensation Programs

        AptarGroup's compensation programs for our NEOs are designed to support our overall objectives of growing our business, increasing stockholder value and retaining our long-term, experienced senior management team. In order to achieve these objectives, the Compensation Committee aims to achieve a balance between short-term and long-term rewards using a combination of cash and equity-based compensation, while establishing a competitive overall compensation package that includes a competitive base salary. The use of time vested equity awards also allows the Compensation Committee to align the interests of NEOs with those of stockholders while providing compensation with retentive qualities.

        The program's specific objectives are as follows:

        A Substantial Portion of NEO Compensation Should Be Performance-Based.    Our compensation program is designed to reward AptarGroup's short-term and long-term performance. In addition to base salary, the two largest components of total NEO compensation are annual performance incentive amounts and stock option grants. In 2014, another component of total NEO compensation will consist of awards granted pursuant to the TSR Plan. Additional information regarding the TSR Plan is found under "New Long-term Incentive Plan for 2014." Annual performance incentive amounts, which are paid in cash or, at the election of the executive officer, paid in cash and RSUs, are meant to reward our NEOs for current year results. Annual performance incentive amounts of the NEO are based on formulas described under "Cash Compensation-Annual Performance Incentive" below. Stock option awards to NEOs, which vest ratably over a three-year period and have a ten-year expiration life, and RSUs which generally are awarded in lieu of annual performance cash incentive amounts and that vest ratably over a three-year period, are meant to reward our NEOs for the long-term success and growth of our company. Accordingly, such equity awards are considered performance-based compensation.

        When reviewing the portion of compensation that is performance-based as described above in relation to total compensation, the Compensation Committee does not include in total compensation any changes in the actuarial valuation of accrued pension benefits because these values can change dramatically if actuarial assumptions change. In addition, when determining the appropriate amount of equity based compensation to be awarded to executive officers, the Compensation Committee considers the quantity of shares and the value of the equity award in relation to total compensation.

        Taken together, the combined annual performance incentive amount (cash and the grant date fair value of any RSUs taken in lieu of cash), and option values (the grant date fair value), represented the following percentages of total compensation (excluding changes in pension benefit valuations) for 2013: 68% for Mr. Hagge, 60% for Mr. Kuhn, 57% for Mr. Fourment, 54% for Mr. Doherty and 65% for Mr. Schaffer.

        The graphs below illustrate the amount of performance-based compensation (annual performance cash incentive and equity awards, each shown separately) in relation to salary and other compensation. Amounts are represented as percentages of total compensation (excluding changes in pension benefit valuations).

        A Substantial Portion of NEO Compensation Should Be Delivered in the Form of Equity Awards.    Awarded stock option and RSU values (the grant date fair values) represented the following percentages of total compensation (excluding changes in pension benefit valuations) for 2013: 57% for Mr. Hagge, 47% for Mr. Kuhn, 31% for Mr. Fourment, 41% for Mr. Doherty, and 56% for Mr. Schaffer.

        When including stock options that are exercisable within 60 days of March 13, 2014 (date of record for voting at the annual meeting), AptarGroup's executive officers and directors, as a group, own approximately 6% of the outstanding shares of our common stock.

Cash Compensation

        Base Salary.    We believe that it is appropriate to provide a certain portion of NEO compensation that is fixed. The salary level of the CEO is established by the Compensation Committee each January after evaluating individual performance and discussing the information provided by Towers Watson. The salary levels of other NEOs are also set each January after evaluating and discussing the recommendations of the CEO and reviewing any relevant market survey information for the other NEO positions. In January 2013, the Compensation Committee increased the salaries of our NEOs from the 2012 levels as follows: 3% for Mr. Hagge, 4% for Mr. Kuhn, 4% for Mr. Fourment, 3% for Mr. Doherty, and 3% for Mr. Schaffer. In considering the base salary increases for 2013, the Compensation Committee reviewed each NEO's 2012 relative positioning to the survey base salary and total cash compensation data as well as the recommendations of the CEO (for positions other than his own) and the performance of each of the executive officers. Generally, AptarGroup was below the 50th percentile for base salary and total cash compensation relative to the market survey data in 2013.

        Annual Performance Incentive.    The Compensation Committee has determined that the minimum annual performance incentive amount that can be awarded to each NEO is zero. The Compensation Committee believes that the annual performance incentive amounts should reflect AptarGroup's financial performance, and accordingly, if AptarGroup's results declined significantly, it should be possible that no annual performance incentive be awarded to the NEOs.

        The Compensation Committee has determined that the maximum annual performance incentive amount that can be awarded to each NEO is limited to 200% of base salary and in no circumstance greater than $3 million. The Compensation Committee believes that this maximum limit would allow the NEOs to be sufficiently rewarded for outstanding financial performance while considering the overall tax deductibility of such awards.

        Rather than setting thresholds with automatic awards, the annual performance incentive formulas are designed to provide for awards of 0% to 200% of base salary depending on the outcome of the individual elements in the aggregate. Each element has a baseline, or starting point, from which a percentage of salary is established. These baseline percentages are then increased or decreased depending on our actual results as described below.

        The 2013 annual performance incentive amounts of Messrs. Hagge and Kuhn were based on a two-part formula that includes the following elements:

  •
  AptarGroup's earnings per share, and

  •
  AptarGroup's return on equity

        The Compensation Committee believes the annual performance incentive elements for the CEO and CFO should be closely aligned with stockholders' interests and, accordingly, selected the above two elements which are each integral drivers of stockholder value.

        The 2013 annual performance incentive amounts for the other NEOs, each of whom is a president of one of AptarGroup's three business segments, are based on a four-part formula that includes the following elements:

  •
  AptarGroup's earnings per share,

  •
  AptarGroup's return on equity,

  •
  Business segment income, and

  •
  Ratio of business segment income to business segment capital.

        The Compensation Committee believes that it is important to award annual performance incentives to our segment presidents that are based on a combination of elements that are closely aligned with stockholder interests and segment-specific elements. The Compensation Committee believes that AptarGroup's earnings per share and return on equity elements accomplish the objective of aligning a portion of the segment presidents' annual performance incentive amounts with the interests of stockholders. The Compensation Committee also believes that each business segment president should be rewarded for increasing the profits of their respective segment and, consequently, business segment income ("segment income") is one of the annual performance incentive elements. Further, because our business is capital intensive and efficient use of capital resources is critical to our success, the annual performance incentive for segment presidents includes an element for the respective segment's income to capital ratio.

        In accordance with the Performance Incentive Plan that was approved by stockholders in 2013, the Compensation Committee determined that the negative impact from changes in the French tax regulations that were enacted at the end of 2013 would be excluded from AptarGroup's 2013 results. The Compensation Committee also determined that, in accordance with the Performance Incentive Plan, extraordinary and non-recurring restructuring charges reported in 2013 would be recognized ratably over a 3 year period, beginning in 2014. Accordingly, EPS and ROE discussed below are adjusted for these determinations.

Analysis of annual performance incentive elements for the CEO:

  •
  AptarGroup's earnings per share ("EPS"):  If diluted EPS equals the average of the EPS of the past three years ("Baseline EPS"), a baseline annual performance incentive of 35% of salary is determined. This baseline annual performance incentive percentage is then increased or decreased by a factor for each 1% increase/decrease above or below the Baseline EPS. For example, if EPS were at or below the Baseline EPS, this element percentage would be between 0% and 35% of salary. If EPS were at or moderately above the Baseline EPS, this element percentage would be expected to be between 35% and 70% of salary. If EPS were significantly above the Baseline EPS, this element percentage would be expected to be between 70% and 100% of salary. Based on AptarGroup's adjusted annual diluted earnings per share in 2013 of $2.79, this annual performance incentive element percentage for 2013 was 48% of salary.

  •
  AptarGroup's return on equity ("ROE"):  AptarGroup's ROE element is calculated by dividing the fiscal year consolidated reported net income by the fiscal year's twelve month average stockholder's equity, each adjusted for the negative impact for changes in the French tax regulations and extraordinary and non-recurring restructuring charges reported in 2013 discussed above. For this element, a 10% ROE is the Baseline Ratio and would result in a baseline annual performance incentive of 15% of salary. This baseline annual performance incentive percentage is then increased by a factor for each 1% increase above the Baseline Ratio or eliminated if the actual ratio is less than the Baseline Ratio. For example if the ROE ratio falls below 10%, no annual performance incentive percentage is awarded for this element. If the ratio is moderately above the Baseline Ratio, this element percentage would be expected to be between 15% and 25% of salary. If this ratio was significantly above the Baseline Ratio, this element percentage would be expected to be between 25% and 35% of salary. Based on AptarGroup's ROE of 13% in 2013, this annual performance incentive element percentage for 2013 was 24% of salary.

Analysis of annual performance incentive elements for the CFO:

  •
  AptarGroup's EPS and AptarGroup's ROE:  For the CFO, the annual performance incentive elements are the same as those of the CEO, however the CFO's annual performance incentive element percentages are 75% of the annual performance incentive element percentages described above for the CEO.

Analysis of annual performance incentive elements for the Segment Presidents:

  •
  AptarGroup's EPS:  If Baseline EPS is reached, a baseline annual performance incentive of 5% is determined. This baseline annual performance incentive percentage is then increased or decreased by a factor for each 1% increase/decrease above or below the Baseline EPS. For example, if EPS were at or below the Baseline EPS, this element percentage would be between 0% and 5% of salary. If EPS were at or moderately above the Baseline EPS, this element percentage would be expected to be between 5% and 15% of salary. If EPS were significantly above the Baseline EPS, this element percentage would be expected to be between 15% and 25% of salary. This annual performance incentive element percentage for 2013 was 10%.

  •
  AptarGroup's ROE:  For this element, a 10% ROE is the Baseline Ratio and would result in a baseline annual performance incentive of 5% of salary. This baseline annual performance incentive percentage is then increased by a factor for each 1% increase above the Baseline Ratio or eliminated if the actual ratio is less than the Baseline Ratio. For example, if the ROE ratio falls below 10%, no annual performance incentive is awarded for this element. If the ratio is moderately above the Baseline Ratio, this element percentage would be expected to be between 5% and 10% of salary. If this ratio was significantly above the Baseline Ratio, this element percentage would be expected to be between 10% and 15% of salary. This annual performance incentive element for 2013 was 8% of salary.

  •
  Segment income:  Segment income is reported in the footnotes to our financial statements included in our periodic and annual reports filed with the SEC. If segment income equals the average of the past three years ("Baseline Average"), a baseline annual performance incentive of 8% of salary is determined. This baseline annual performance incentive element is then increased or decreased by a factor for each 1% increase/decrease above or below the Baseline Average. For example, if segment income were at or below the Baseline Average, this element percentage would be between 0% and 8% of salary. If segment income were at or moderately above the Baseline Average, this element percentage would be expected to be between 8% and 20% of salary. If segment income were significantly above the Baseline Average, this element percentage would be expected to be between 20% and 40% of salary. The 2013 results of our Pharma segment were significantly above the Baseline Average, the 2013 results of our Beauty + Home segment were below the Baseline Average, and the 2013 results of our Food + Beverage segment were significantly above the Baseline Average and, consequently, the annual performance incentive elements for 2013 were 25%, 0% and 25% of salary, respectively.

  •
  Segment income to capital ratio:  The segment income to capital ratio is calculated by dividing the segment income for the year by the respective segment's fiscal twelve month average capital. Segment capital represents segment equity plus segment debt less segment cash and equivalents. This annual performance incentive element is based upon achieving certain fixed levels of segment income to capital ratios. The range of this element percentage is 0% to 20% of salary. For 2013, the segment income to capital annual performance incentive element percentages for the Pharma, Beauty + Home, and Food + Beverage segments were 20%, 12% and 12%, respectively.

        In 2013, the mix of salary versus annual performance incentive for the NEOs is represented in the following graphs. Annual performance incentive amounts include cash awards and any deferred cash awards taken in the form of RSUs.

Equity Compensation

        As described above, we believe that a substantial portion of each NEO's compensation should be in the form of equity awards because the Compensation Committee believes that such awards serve to align the interests of NEOs with those of our stockholders.

        The Compensation Committee reviews the value of long-term incentive compensation in the competitive market when determining equity awards as well as the quantity of shares given to NEOs in prior years. The amount of compensation provided in the form of equity awards as determined by the Compensation Committee in a given year is dependent on the number of option awards and the value of the option grant on the date of grant relative to the executive's cash compensation. We believe that our current compensation program for NEOs, pursuant to which a portion of compensation is in the form of equity, strikes a reasonable balance. This mix of equity and cash compensation gives our NEOs a substantial alignment with stockholders, while also permitting the Compensation Committee to motivate the NEOs to pursue specific short and long-term performance goals. For 2013, total equity compensation (comprised of the value of stock options and RSU grants) represented approximately 49% of total compensation (excluding changes in pension benefit valuations) for the NEOs on an aggregate basis, and total cash and other compensation (comprised of salary, annual performance cash incentive, and other compensation) represented approximately 51% of total compensation (excluding changes in pension benefit valuations).

New Long-term Incentive Plan for 2014

        The Compensation Committee approved the TSR plan, commencing in 2014, to make the Company's long-term executive compensation more competitive with other companies, and to incentivize certain officers (collectively, the "Grantees") to improve the Company's total shareholder return. In 2014, each of the NEOs received grants under the TSR Plan. The TSR Plan provides that if the Company's TSR is equal to or exceeds the 50th percentile of the TSRs for companies that are included in the S&P 400 MidCap Index over a three-year performance period , the Grantees will be entitled to cash awards equal to a target amount. The target amount will be a percentage of each Grantee's base salary. If the Company's relative TSR performance is below the 50th percentile, there will be no cash payout. Relative performance at the 50th percentile will fund a payout equal to 100% of the Grantee's target amount, relative performance at the 75th percentile will fund a payout equal to 200% of the Grantee's target amount, and relative performance at the 90th percentile will fund a payout equal to 250% of the Grantee's target amount. Cash payouts will be interpolated for relative performance that falls between these three quartiles. The earliest a payment could be made with respect to the TSR Plan is 2017.

Stock Ownership

        Under the stock ownership guidelines, the executive officers must own Company common stock and/or hold restricted stock units representing a value that is as follows: for the CEO, five times his base salary; for the remaining executive officers, one times their base salary. Under the guidelines, executive officers have to achieve the respective levels of ownership within five years from the measurement date of January 1, 2009, which is the date when the guidelines were adopted, or if they became an executive officer or CEO after the measurement date, within five years of attaining those positions. In January 2014, the Compensation Committee reviewed the stock ownership guidelines for executive officers and determined that each NEO satisfied these guidelines as of December 31, 2013.

Stock Trading Guidelines

        We have an Insider Trading Policy that applies to senior management, including the NEOs. The Insider Trading Policy prohibits our senior management from engaging in selling short our common stock or engaging in hedging, pledging or offsetting transactions regarding our common stock.

 Tax Considerations

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for annual compensation in excess of $1 million paid to each of our CEO and our three other most highly compensated executive officers other than our CFO. Certain compensation is specifically exempt from the deduction limit to the extent that it is performance-based, as defined in Section 162(m). When appropriate, we seek to qualify U.S. incentive compensation of executives for deductibility under Section 162(m). Accordingly, in 2013, stockholders approved AptarGroup's performance incentive compensation plan, which we intend to allow for certain types of performance-based incentives that are exempt from the deduction limit. Historically, our U.S. covered compensation has not exceeded the Section 162(m) limit, but there may be circumstances in which our need to recruit, retain and incentivize our employees may cause us to exceed the limit.

Compensation Committee Report

        The Compensation Committee of the Board of Directors oversees AptarGroup's compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

        In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and the Company's Proxy Statement to be filed in connection with the Company's 2014 Annual Meeting of Stockholders.

                      Compensation Committee

                      George L. Fotiades (Chair)
                      Alain Chevassus
                      Leo A. Guthart
                      King W. Harris

2013 Summary Compensation Table

        The table below contains compensation information for the NEOs of AptarGroup. The non-equity incentive compensation plan amounts are presented in the fiscal year in which they were earned. These amounts were paid in February of the following year once the consolidated financial results of AptarGroup were completed. For information concerning the objectives of our compensation program, including an analysis of individual compensation elements awarded in 2013, see our "Compensation Discussion and Analysis."

Name and Principal Position	Year	Salary ($)	Bonus ($)	Grant Date Fair Value of Stock Awards ($)(1)	Grant Date Fair Value of Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)

Stephen J. Hagge	2013	925,000	—	399,600	1,313,700	333,000	189,476	19,797	3,180,573
President and	2012	900,000	—	340,200	1,480,050	283,500	617,429	20,603	3,641,782
Chief Executive Officer	2011	700,000	—	60,000	852,000	531,000	601,315	12,574	2,756,889
Robert W. Kuhn	2013	470,000	—	120,000	453,000	153,800	13,110	18,379	1,228,289
Executive Vice President and	2012	450,000	—	133,133	517,500	111,500	178,799	18,367	1,409,299
Chief Financial Officer	2011	420,000	—	120,000	488,480	160,400	167,571	23,733	1,380,184
Olivier Fourment(5)	2013	458,306	—	—	362,400	300,443	—	32,815	1,153,964
President,	2012	425,735	—	52,530	517,500	173,781	489,083	30,868	1,689,497
Aptar Pharma	2011	438,974	—	—	488,480	330,761	244,933	29,941	1,533,089
Patrick Doherty	2013	485,000	—	—	453,000	145,500	33,978	29,130	1,146,608
President,	2012	470,000	—	—	517,500	188,000	282,893	23,323	1,481,716
Aptar Beauty+Home	2011	445,000	—	—	488,480	267,000	283,920	30,639	1,515,039
Eldon Schaffer	2013	345,000	—	113,850	453,000	94,875	—	13,499	1,020,224
President, Aptar Food+Beverage (effective January 1, 2012)	2012	335,000	—	76,380	362,250	63,650	127,847	11,874	977,001
(1)
Stock Award Compensation for Messrs. Hagge, Kuhn and Schaffer includes the fair value of RSUs granted in lieu of a portion of the executive's annual performance incentive for that year, at the executive's election, and additional RSUs granted to an executive officer who made such election. The value of the additional RSUs granted represents 20% of the value of the annual performance incentive (non-equity incentive compensation plan amount) that was taken in the form of RSUs in lieu of cash. RSUs vest over a three year period. The number of RSUs granted to Messrs. Hagge, Kuhn and Schaffer with respect to 2013 performance is included in the table below. The number of RSUs granted was determined by dividing the amount of the annual performance incentive taken in RSUs and the additional 20% on that amount by the closing market price of our common stock ($66.17) on February 28, 2014, the date of the grant.

	Amounts Included In Stock Awards Column Above Taken In Lieu Of Cash ($)/(# RSUs)	Amounts Included In Stock Awards Column For Additional 20% On Amounts Taken In Lieu of Cash ($)/(# RSUs)	Combined Total ($)/(# RSUs)

S. Hagge	$333,000/5,033	$66,600/1,006	$399,600/6,039
R. Kuhn	$100,000/1,511	$20,000/303	$120,000/1,814
E. Schaffer	$94,875/1,434	$18,975/287	$113,850/1,721
(2)
Option Award values represent the grant date fair values determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of the expense related to options can be found in Note 15, "Stock-Based Compensation" to AptarGroup's audited financial statements for the year ended December 31, 2013, included in AptarGroup's Annual Report on Form 10-K filed with the SEC on February 28, 2014 ("AptarGroup's Financial Statements").

(3)
All of these amounts relate to changes in pension values. Assumptions used to calculate the change in the present value of accrued benefits were the same as those disclosed in Note 8, "Retirement and Deferred Compensation Plans" to AptarGroup's Financial Statements.

(4)
The amount of other compensation in 2013 includes Company contributions to profit sharing and savings plans and amounts related to a Company-provided automobile for all NEOs. Also, the amount of other compensation in 2013 includes premiums related to Company-provided term life insurance for Mr. Hagge and premiums related to Company-provided supplemental disability insurance and club dues for Messrs. Hagge and Doherty. The amount of other compensation in 2013 for Mr. Fourment includes Company contributions related to a profit sharing program of approximately $24,200.

(5)
Mr. Fourment's compensation is denominated in Euros and was translated to U.S. dollars using the average exchange rates for each respective year, except for the annual performance incentive amount which was translated using the spot exchange rate on the date the amount was determined.

2013 Grants of Plan-Based Awards

        The table below includes information regarding the estimated possible annual performance incentive amounts for 2013 for the named executive officers relating to their annual performance incentive formulas.

        The table below also includes information regarding grants of stock options in 2013 and grants of RSUs that were awarded in 2013. The grant date fair value of RSUs is calculated using, and the exercise price of option awards represents, the closing price of AptarGroup's common stock on the NYSE on the date of grant.

2013 GRANTS OF PLAN-BASED AWARDS
					Stock Awards: Number of Shares of Stock or Units (#)(4)	Option Awards: Number of Securities Underlying Options (#)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards						Grant Date Fair Value of Stock and Option Awards ($)
							Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)

S. Hagge	01/16/13	—	—	—	—	145,000	51.57	1,313,700
	02/28/13	—	—	—	6,307	—	—	340,200
	—	—	—	1,850,000	—	—	—	—
R. Kuhn	01/16/13	—	—	—	—	50,000	51.57	453,000
	02/28/13	—	—	—	2,225	—	—	120,000
	—	—	—	940,000	—	—	—	—
O. Fourment	01/16/13	—	—	—	—	40,000	51.57	362,400
	—	—	—	917,000	—	—	—	—
P. Doherty	01/16/13	—	—	—	—	50,000	51.57	453,000
	—	—	—	970,000	—	—	—	—
E. Schaffer	01/16/13	—	—	—	—	50,000	51.57	453,000
	02/28/13	—	—	—	1,416	—	—	76,380
	—	—	—	690,000	—	—	—	—
(1)
The annual performance incentive programs allow for reduction factors that would result in no award being made should the Company's results significantly fall short of averages of the past several years and there are no set thresholds.

(2)
The Company does not establish incentive targets. See our "Compensation Discussion and Analysis" for further information regarding annual performance incentive programs.

(3)
The maximum award allowed under our annual performance incentive plans is 200% of salary provided that no award shall exceed $3 million.

(4)
Amounts on February 28, 2013 represent RSUs granted to Messrs. Hagge, Kuhn and Schaffer at their election to receive RSUs in lieu of a portion of their 2012 annual performance incentive (paid/awarded in 2013) and an additional 20% of the elected amount granted to those officers making such election.

2013 Outstanding Equity Awards at Fiscal Year-End

        The table below provides information on the holdings of stock option and stock awards by the named executive officers as of December 31, 2013.

2013 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
S. Hagge	—	—	—	—	7,468	506,405
	45,000	—	24.25	01/19/15	—	—
	70,000	—	27.01	01/18/16	—	—
	70,000	—	30.45	01/17/17	—	—
	82,500	—	37.52	01/16/18	—	—
	75,000	—	30.56	01/14/19	—	—
	75,000	—	36.42	01/20/20	—	—
	50,000	25,000	48.20	01/12/21	—	—
	47,667	95,333	51.80	01/11/22	—	—
	—	145,000	51.57	01/16/23	—	—
R. Kuhn	—	—	—	—	4,310	292,261
	43,000	—	30.56	01/14/19	—	—
	43,000	—	36.42	01/20/20	—	—
	28,667	14,333	48.20	01/12/21	—	—
	16,667	33,333	51.80	01/11/22	—	—
	—	50,000	51.57	01/16/23	—	—

2013 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
O. Fourment	—	—	—	—	666	45,161
	45,000	—	37.52	01/16/18	—	—
	30,000	—	30.56	01/14/19	—	—
	43,000	—	36.42	01/20/20	—	—
	28,667	14,333	48.20	01/12/21	—	—
	16,667	33,333	51.80	01/11/22	—	—
	—	40,000	51.57	01/16/23	—	—
P. Doherty	—	—	—	—	—	—
	15,000	—	37.52	01/16/18	—	—
	39,000	—	30.56	01/14/19	—	—
	43,000	—	36.42	01/20/20	—	—
	28,667	14,333	48.20	01/12/21	—	—
	16,667	33,333	51.80	01/11/22	—	—
	—	50,000	51.57	01/16/23	—	—
E. Schaffer	—	—	—	—	1,416	96,019
	16,000	—	30.45	01/17/17	—	—
	14,000	—	37.52	01/16/18	—	—
	20,000	—	30.56	01/14/19	—	—
	20,000	—	36.42	01/20/20	—	—
	13,333	6,667	48.20	01/12/21	—	—
	11,667	23,333	51.80	01/11/22	—	—
	—	50,000	51.57	01/16/23	—	—

(1)
Stock options vest over a three-year period, with one third becoming exercisable on each anniversary of the grant date, and have a ten-year term. The unexercisable options become exercisable (vest) in the months indicated:

	January 2014	January 2015	January 2016	Total
S. Hagge	121,000	96,000	48,333	265,333
R. Kuhn	47,666	33,333	16,667	97,666
O. Fourment	44,333	30,000	13,333	87,666
P. Doherty	47,666	33,333	16,667	97,666
E. Schaffer	35,000	28,333	16,667	80,000
(2)
Stock options are granted with an exercise price equal to closing price of AptarGroup's common stock on the NYSE on the date of grant.

(3)
Stock awards represent RSUs that were granted in lieu of a portion of the annual performance incentive taken in cash, and awards granted at the discretion of the Compensation Committee. RSUs granted vest over a three-year period, with restrictions lapsing on one third of the units on each of the first three anniversaries of the grant date. The following numbers of units vest for each respective executive officer in the months indicated:

	February 2014	July 2014	February 2015	July 2015	February 2016	Total
S. Hagge	2,884		2,481		2,103	7,468
R. Kuhn	1,902	83	1,500	83	742	4,310
O. Fourment		333		333		666
E. Schaffer	472		472		472	1,416
(4)
The market value of RSUs that have not yet vested is calculated using the closing price of AptarGroup's common stock on the NYSE on December 31, 2013, which was $67.81 per share.

2013 Option Exercises and Stock Vested

        The table below provides information on stock option exercises and the vesting of RSUs in 2013.

2013 OPTION EXERCISES AND STOCK VESTED
	Stock Options		Restricted Stock Units
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

S. Hagge	95,000	3,422,550	1,782	93,440
R. Kuhn	13,000	248,950	1,246	66,379
O. Fourment	26,000	773,175	334	18,637
P. Doherty	59,000	1,689,350	333	17,486
E. Schaffer	15,000	498,150	—	—
(1)
Value realized represents the difference between the closing price on the NYSE of AptarGroup's common stock on the date of exercise and the exercise price of the option award.

(2)
Value realized represents the closing price on the NYSE of AptarGroup's common stock on the date of vesting multiplied by the number of shares vested.

Employment Agreements

        Mr. Hagge's employment agreement provides for employment through December 31, 2016, at a minimum salary of $1,000,000 (which is the 2014 salary approved by the Compensation Committee) per year, which amount may be increased (but not decreased) over the remaining term of the agreement. In addition to participation in executive benefit programs on the same basis as other executives, Mr. Hagge is entitled to additional term life and supplementary long-term disability insurance coverage.

        If employment ends on account of death, Mr. Hagge's estate will receive one-half of the annual salary that Mr. Hagge would have received until the second anniversary of his death. If employment ends due to the expiration of the agreement, Mr. Hagge is entitled to receive an amount equal to one year's base salary (based on the salary then in effect) and medical and life insurance benefits he would have otherwise received for a period of one year following the expiration date. If Mr. Hagge terminates the agreement without "good reason" (as defined in the agreement) or he retires, he is not entitled to payments or benefits under the employment agreement (other than certain accrued amounts and plan benefits which by their terms extend beyond termination of employment). If Mr. Hagge is terminated without "cause" (as defined in the agreement), he is entitled to receive his base salary then in effect (at the times it would have been paid) until the date on which the agreement was scheduled to expire.

        After a change in control of AptarGroup, if Mr. Hagge's employment is terminated by AptarGroup or its successor other than for cause, disability or death, or if Mr. Hagge terminates his employment for "good reason," in each case within two years following the change in control, Mr. Hagge is entitled to receive a lump-sum payment equal to (i) three times his highest annualized salary during the 12 month period preceding the termination and (ii) three times the average of the annual performance incentives in respect of the three fiscal years of AptarGroup immediately preceding the fiscal year in which the change in control occurs, plus a prorated annual performance incentive equal to an amount at least equal to the average of the annual performance incentives in respect of the three fiscal years of AptarGroup immediately preceding the fiscal year in which the change in control occurs, as well as the continuation of medical, disability and life insurance benefits for three years. The agreement contains certain noncompetition and nonsolicitation covenants prohibiting Mr. Hagge from, among other things, becoming employed by a competitor of AptarGroup for a period of one or two years following termination (depending on the nature of the termination).

        The employment agreements of Messrs. Kuhn, Doherty and Schaffer contain terms that are substantially the same as those found in Mr. Hagge's agreement, except that each of these agreements provides (i) for automatic extensions, as of each January 1st commencing January 1, 2014, for one additional year unless either AptarGroup or the executive terminates such automatic extension by written notice to the other party at least 30 days prior to the automatic extension date, but in no event will not continue later than December 31st of the year in which the executive turns 65 and (ii) that Messrs. Kuhn, Doherty and Schaffer will receive minimum annual salaries of $500,000, $510,000, and $390,000, respectively (which are the 2014 salaries that were approved by the Compensation Committee). These annual salaries may be increased (but not decreased) over the remaining terms of the agreements. After a change in control of AptarGroup, if Messrs. Kuhn, Doherty or Schaffer are terminated by AptarGroup or its successor other than for cause, disability or death, or if Messrs. Kuhn, Doherty or Schaffer terminates his employment for "good reason," in each case within two years following the change in control, Messrs. Kuhn, Doherty, and Schaffer are entitled to receive a lump-sum payment equal to (x) two and one-half times his highest annualized salary during the 12 month period preceding the termination and (y) two and one-half times the average of the annual performance incentives in respect of the three fiscal years of AptarGroup immediately preceding the fiscal year in which the change in control occurs, plus a prorated annual performance incentive equal to an amount at least equal to the average of the annual performance incentives in respect of the three fiscal years of AptarGroup immediately preceding the fiscal year in which the change in control occurs, as well as the continuation of medical, disability, and life insurance benefits for two and one-half years.

        Mr. Fourment's employment agreement was not renewed upon Mr. Fourment's retirement effective December 31, 2013.

        For information regarding termination benefits, including benefits provided pursuant to employment agreements with the NEOs, see "Potential Payments Upon Termination of Employment."

Pension Benefits

        Substantially all of the U.S. employees of AptarGroup and its subsidiaries are eligible to participate in the AptarGroup Pension Plan. Employees are eligible to participate after six months of credited service and become fully vested after five years of credited service. The annual benefit payable to an employee under the Pension Plan upon retirement is computed as a straight life annuity equal to the sum of the separate amounts the employee accrues for each of his years of credited service under the Plan. Such separate amounts are determined as follows: for each year of credited service through 1988, 1.2% of such year's compensation up to the Social Security wage base for such year and 1.8% (2% for years after 1986) of such year's compensation above such wage base, plus certain increases put into effect prior to 1987; for each year after 1988 through the year in which the employee reaches 35 years of service, 1.2% of such year's "Covered Compensation" and 1.85% of such year's compensation above such "Covered Compensation" and for each year thereafter, 1.2% of such year's compensation. The employee's compensation under the Pension Plan for any year includes all salary, commissions and overtime pay and, beginning in 1989, annual performance incentives, subject to such year's limit applicable to tax-qualified retirement plans. The employee's "Covered Compensation" under the Pension Plan for any year is generally the average of the Social Security wage base for each of the 35 years preceding the employee's Social Security retirement age, assuming that such year's Social Security wage base will not change in the future. Normal retirement under the Pension Plan is age 65 and reduced benefits are available as early as age 55 provided that the employee has completed 10 years of service. If an employee has completed 10 years of service and elects to retire and receive pension benefits before age 65, the benefit will be calculated in the same manner as under normal retirement conditions, but will be permanently reduced for each month the benefit commences prior to age 65. The reduction factors are: 1/180 for each of the first 60 months, and 1/360 for each additional month that is in advance of the normal retirement age. Benefits are not subject to reduction for Social Security benefits or other offset items.

        U.S. employees of AptarGroup and its subsidiaries participating in the Pension Plan are also eligible for AptarGroup's non-qualified supplemental retirement plan ("SERP"). The annual benefit payable to an employee under the SERP upon retirement is computed as a straight life annuity equal to the sum of the separate amounts the employee accrues for each of his years of credited service under the SERP. The annual accrued benefits are determined as follows: for each year of credited service through the year in which the participant reaches 35 years of service, 1.85% of the participant's "Supplemental Earnings;" and for each year after 35 years of credited service, 1.2% of such year's "Supplemental Earnings." "Supplemental Earnings" is generally the difference between (i) the participant's earnings calculated as if the limitation of Section 401(a)(17) of the Internal Revenue Code were not in effect and (ii) the participant's recognized earnings under the Pension Plan. Participants who terminate service prior to being eligible for retirement (i.e., age 65 or age 55 with 10 years of credited service) will forfeit all accrued benefits under the SERP. The SERP provides for the vesting of all accrued benefits to those not already retirement eligible under the plan in the event of a change of control.

        The table below includes information relating to the defined benefit retirement plans of each NEO (other than Mr. Fourment). As a resident of Europe, Mr. Fourment was entitled to certain retirement indemnity and pension plan benefits in accordance with the French laws. However, Mr. Fourment retired prior to the final vesting of such benefits and, as a result, will not receive any retirement indemnity and pension plan benefits. Assumptions used to determine the present value of accumulated benefit as of December 31, 2013 are the same as those found in Note 8, "Retirement and Deferred Compensation Plans" to AptarGroup's Financial Statements.

PENSION BENEFITS
Name	Plan Name(1)	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)

S. Hagge	Employees' Retirement Plan	32	945,720
	Supplemental Retirement Plan	32	2,242,087
R. Kuhn	Employees' Retirement Plan	26	410,106
	Supplemental Retirement Plan	26	237,816
P. Doherty	Employees' Retirement Plan	26	663,222
	Supplemental Retirement Plan	26	637,937
E. Schaffer	Employees' Retirement Plan	24	317,467
	Supplemental Retirement Plan	24	125,162
(1)
The AptarGroup, Inc. Employees' Retirement Plan (Employees' Retirement Plan) is a qualified plan and the AptarGroup, Inc. Supplemental Executive Retirement Plan (Supplemental Retirement Plan) is a non-qualified plan.

Potential Payments Upon Termination of Employment

        The following table provides information concerning potential payments or other compensation that could have been awarded to the named executives if any of the various termination scenarios presented below occurred on December 31, 2013.

Name / Termination Scenario		Cash Payment	Continuation of Medical / Welfare Benefits	Acceleration of Equity Awards (value as of 12/31/13)	Total Termination Benefits

S. Hagge
•	Normal Expiration of Employment Agreement	$925,000	$10,100	—	$935,100
•	Voluntary or With Cause Termination	—	—	—	—
•	Involuntary Termination	$2,516,000	—	—	$2,516,000
•	Involuntary or Good Reason Termination After a CIC	$5,134,600	$39,900	$4,877,737	$10,052,237
•	Disability	$616,698	—	$4,877,737	$5,494,435
•	Death	$925,000	—	$4,877,737	$5,802,737
R. Kuhn
•	Normal Expiration of Employment Agreement	$470,000	$9,000	—	$479,000
•	Voluntary or With Cause Termination	—	—	—	—
•	Involuntary Termination	$1,193,800	—	—	$1,193,800
•	Involuntary or Good Reason Termination After a CIC	$2,014,550	$22,500	$1,918,992	$3,956,042
•	Disability	$313,349	—	$1,918,992	$2,232,341
•	Death	$470,000	—	$1,918,992	$2,388,992
O. Fourment (1)
•	Normal Expiration of Employment Agreement	—	—	—	—
•	Voluntary or With Cause Termination	$758,749	—	—	$758,749
•	Involuntary Termination	—	—	—	—
•	Involuntary or Good Reason Termination After a CIC	—	—	—	—
•	Disability	—	—	—	—
•	Death	—	—	—	—

Name / Termination Scenario		Cash Payment	Continuation of Medical / Welfare Benefits	Acceleration of Equity Awards (value as of 12/31/13)	Total Termination Benefits

P. Doherty
•	Normal Expiration of Employment Agreement	$485,000	$9,000	—	$494,000
•	Voluntary or With Cause Termination	—	—	—	—
•	Involuntary Termination	$1,115,500	—	—	$1,115,500
•	Involuntary or Good Reason Termination After a CIC	$1,962,667	$32,478	$1,615,233	$3,610,377
•	Disability	$323,350	—	$1,615,233	$1,938,583
•	Death	$485,000	—	$1,615,233	$2,100,233
E. Schaffer
•	Normal Expiration of Employment Agreement	$345,000	$9,000	—	$354,000
•	Voluntary or With Cause Termination	—	—	—	—
•	Involuntary Termination	$879,750	—	—	$879,750
•	Involuntary or Good Reason Termination After a CIC	$1,429,767	$22,500	$1,412,320	$2,864,587
•	Disability	$230,012	—	$1,412,320	$1,642,332
•	Death	$345,000	—	$1,412,320	$1,757,320
(1)
Mr. Fourment retired on December 31, 2013. As a result of Mr. Fourment's retirement, he will not receive any benefits related to (i) the expiration of his Employment Agreement, (ii) involuntary termination, (iii) involuntary or good reason termination after a CIC, (iv) disability or (v) death.

Normal Expiration of Employment Agreement

        As a condition to the employment agreements of Messrs. Hagge, Kuhn, Doherty and Schaffer each would receive his current base salary amount as well as benefits currently provided, including current health and welfare benefits (consisting of health and term life premiums) for a period of one year following the date of expiration of his agreement. Amounts would be paid and benefits would be provided on a monthly basis for twelve months. The employment agreement of Mr. Fourment did not have an expiration date.

Voluntary or With Cause Termination

        Messrs. Hagge, Kuhn, Doherty and Schaffer are not entitled to additional benefits if they voluntarily terminate their employment or they are terminated with cause. Mr. Fourment retired as of December 31, 2013, and as such, is entitled to receive monthly payments in accordance with the non-competition clause of his contract as described below under

"Non-compete Information." Equity awards granted to NEOs continue to vest upon retirement and Messrs. Hagge and Doherty are retirement eligible. For a description of the value of outstanding equity awards as of December 31, 2013, see the second paragraph under "Involuntary or Good Reason Termination After a Change in Control" below.

Involuntary Termination

        For Messrs. Hagge, Kuhn, Doherty and Schaffer amounts shown above represent their base salaries and annual performance incentive amounts. Amounts would be paid on a monthly basis for the remaining term of each respective agreement.

Involuntary or Good Reason Termination After a Change in Control ("CIC")

        Cash payment amounts shown for Mr. Hagge represent, according to his employment agreements and the CIC provisions therein, three times his highest annualized salary during the 12 month period preceding the termination and three times the average of his annual performance incentive amounts earned or payable in the past three fiscal years, as well as a prorated annual performance incentive. The cash payment amounts shown for Messrs. Kuhn, Doherty and Schaffer represent, according to their employment agreements and the CIC provisions therein, two and one-half times their highest annualized salary during the 12 month period preceding the termination and two and one-half times the average of their annual performance incentive amounts earned or payable in the past three fiscal years, as well as a prorated annual performance incentive. Cash payments under this scenario would be lump sum payments that would be expected to be paid within approximately 30 days following the date of termination. The employment agreement of Mr. Hagge also provides for the continuation of health and welfare benefits currently provided, for a period of three years following the date of termination. The agreements of Messrs. Kuhn, Doherty and Schaffer also provide for the continuation of health and welfare benefits currently provided, for a period of two and one-half years following the date of termination.

        AptarGroup's employee stock option and RSU agreements provide for the acceleration of vesting upon a CIC. The amounts shown represent the value of unvested stock options and the market value of RSUs as of December 31, 2013. Further information regarding unvested stock options and RSUs can be found under "Outstanding Equity Awards at Fiscal Year-End." The accelerated stock option values included in the above table represent the difference between the closing price of AptarGroup's common stock on the NYSE on December 31, 2013 ("Closing Price") which was $67.81 per share, and the exercise prices of the respective unvested stock options multiplied by the number of unvested stock options. The accelerated RSU values included in the above table represent the Closing Price multiplied by the number of unvested RSUs.

Disability

        The employment agreements of Messrs. Hagge, Kuhn, Doherty and Schaffer provide for payments equal to a minimum of approximately 66.67% of their base salary while they are disabled, until they reach the age of 65. Such payments are covered under insurance policies paid for by AptarGroup. The cash payment amounts included in the above table for Messrs. Hagge, Kuhn, Doherty and Schaffer represent one year of disability payments under this scenario. In addition, AptarGroup's employee stock option and RSU agreements provide for the acceleration of vesting in the event of disability. Further information regarding the value of accelerated equity grants shown in the above table can be found in the preceding paragraph.

Death

        Upon death, the employment agreements of Messrs. Hagge, Kuhn, Doherty and Schaffer provide their estates with one-half of their annual salary that they would have received until the second anniversary of their death. AptarGroup's employee stock option and RSU agreements provide for the acceleration of vesting in the event of death and the values shown in the table above for this scenario are the same as those shown under the Disability and Involuntary or Good Reason Termination After a CIC scenarios.

CIC without Termination

        The named executives are not entitled to additional benefits if there is a CIC without termination within two years of the CIC event other than the acceleration of equity award vesting.

Non-compete Information

        The agreements of Messrs. Hagge, Kuhn, Doherty and Schaffer require that during the employment period and for one year thereafter in the case of either termination for good reason following a CIC or termination without cause, or for two years following termination for any other reason, that each executive will not (i) compete directly or indirectly with the Company or (ii) solicit employees or customers of the Company. The agreement of Mr. Fourment requires that he will not (x) compete directly or indirectly with the Company or (y) solicit employees or customers of the Company for up to two years following termination for any reason and that under this arrangement, he will receive monthly payments equal to 50% of his former monthly salary for a period of two years from the date of termination. Mr. Fourment retired as of December 31, 2013; accordingly, he will receive monthly payments equal to 50% of his former monthly salary for 2014 and 2015.

Pension Related Benefits

        Information concerning pension benefits can be found under the heading "Pension Benefits."

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information, as of December 31, 2013, relating to AptarGroup's equity compensation plans pursuant to which grants of options, restricted stock units or other rights to acquire shares may be granted from time to time. AptarGroup does not have any equity compensation plans that were not approved by stockholders.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding Securities reflected in Column (a)) (c)

Equity compensation plans approved by stockholders(1)	8,155,447	(2)	$41.55	(3)	1,955,194
(1)
Plans approved by stockholders include director and employee equity award plans.

(2)
Includes 25,681 RSUs.

(3)
RSUs are excluded when determining the weighted average exercise price of outstanding options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

        The following table contains information with respect to the beneficial ownership of common stock, as of March 13, 2014, by (a) the persons known by AptarGroup to be the beneficial owners of more than 5% of the outstanding shares of common stock, (b) each director or director nominee of AptarGroup, (c) each of the executive officers of AptarGroup named in the Summary Compensation Table above, and (d) all directors, director nominees and executive officers of AptarGroup as a group. Except where otherwise indicated, the mailing address of each of the stockholders named in the table is: c/o AptarGroup, Inc., 475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
	Shares Owned
			Options Exercisable Within 60 Days of March 13, 2014
Name	Number of Shares(1)	Percentage(2)

State Farm Mutual Automobile Insurance Company(3) One State Farm Plaza, Bloomington, IL 61710	6,444,169	9.8	—
Capital Research Global Investors(4) 333 South Hope Street, Los Angeles, CA 90071	5,729,500	8.7	—
Neuberger & Berman LLC(5) 605 Third Avenue, New York, NY 10158	5,461,304	8.3	—
Vanguard Group(6) 100 Vanguard Boulevard, Malvern, PA 19355	4,112,393	6.3	—
Blackrock, Inc.(7) 40 East 52nd Street, New York, NY 10022	3,975,972	6.1	—
Alain Chevassus	41,499	*	30,999
Leslie A. Desjardins	12,599	*	9,499
Patrick Doherty	206,412	*	190,000
George L. Fotiades	24,043	*	18,999
Olivier Fourment	221,253	*	207,667
Leo A. Guthart	135,020	*	32,999
Stephen J. Hagge(8)	673,866	1.0	611,167
King W. Harris(9)	424,647	*	48,999
Giovanna Kampouri Monnas	15,739	*	12,666
Andreas C. Kramvis	—	*	—
Robert W. Kuhn	190,417	*	174,000
Peter H. Pfeiffer	1,712,121	2.6	733,499
Eldon Schaffer	140,418	*	130,000
Dr. Joanne C. Smith(10)	37,246	*	32,999
Ralf K. Wunderlich	19,404	*	9,499
All Directors and Executive Officers as a Group (16 persons)(11)	3,698,618	5.5	2,098,658

*
Less than one percent.

(1)
Except as otherwise indicated below, beneficial ownership means the sole power to vote and dispose of shares. Number of shares includes options exercisable within 60 days of March 13, 2014.

(2)
Based on 65,529,109 shares of common stock outstanding as of March 13, 2014 plus options to purchase shares held by any such person that are exercisable within 60 days of that date.

(3)
The information as to State Farm Mutual Automobile Insurance Company and related entities is derived from a statement on Schedule 13G with respect to the common stock as of December 31, 2013, filed with the SEC pursuant to Section 13(d) of the Exchange Act.

(4)
The information as to Capital Research Global Investors is derived from a statement on Schedule 13G with respect to the common stock as of December 31, 2013, filed with the SEC pursuant to Section 13(d) of the Exchange Act.

(5)
The information as to Neuberger & Berman LLC and related entities ("Neuberger & Berman") is derived from a statement on Schedule 13G with respect to the common stock as of December 31, 2013, filed with the SEC pursuant to Section 13(d) of the Exchange Act. Such statement discloses that Neuberger & Berman has the shared power to vote 5,450,604 shares and the shared power to dispose of 5,461,304 shares.

(6)
The information as to Vanguard, Inc. and related entities ("Vanguard") is derived from a statement on Schedule 13G with respect to the common stock as of December 31, 2013, filed with the SEC pursuant to Section 13(d) of the Exchange Act. Such statement discloses that Vanguard has the sole power to vote 41,531 shares, the sole power to dispose of 4,075,262 shares and the shared power to dispose of 37,131 shares.

(7)
The information as to Blackrock, Inc. ("Blackrock") and related entities is derived from a statement on Schedule 13G with respect to the common stock as of December 31, 2013, filed with the SEC pursuant to Section 13(d) of the Exchange Act. Such statement discloses that Blackrock has the sole power to vote 3,725,478 shares and the sole power to dispose of 3,975,972 shares.

(8)
Mr. Hagge shares the power to vote and dispose of 9,438 shares.

(9)
Mr. Harris shares the power to vote and dispose of 140,341 shares.

(10)
Dr. Smith shares the power to vote and dispose of 3,907 shares.

(11)
Includes 153,686 shares as to which voting and disposing power is shared other than with directors and executive officers of AptarGroup.

 TRANSACTIONS WITH RELATED PERSONS

        AptarGroup or one of our subsidiaries may occasionally enter into transactions with certain "related persons." Related persons include our executive officers, directors, nominees for directors, a beneficial owner of more than 5% of our common stock and immediate family members of these persons. We refer to transactions involving amounts in excess of $120,000 and in which the related person has a direct or indirect material interest as "related person transactions." Each related person transaction must be approved or ratified in accordance with AptarGroup's written Related Person Transactions Policy by the Audit Committee of the Board of Directors. Each member of the Audit Committee is considered a "disinterested" director and therefore are approving related person transactions from this perspective.

        The Audit Committee considers all relevant factors when determining whether to approve a related person transaction including, without limitation, the following:

  •
  the size of the transaction and the amount payable to a related person;

  •
  the nature of the interest of the related person in the transaction;

  •
  whether the transaction may involve a conflict of interest; and

  •
  whether the transaction is on terms that would be available in comparable transactions with unaffiliated third parties.

        The following are not considered Related Party Transactions:

  •
  executive officer or director compensation which has been approved by the Compensation Committee of the Board of Directors;

  •
  indebtedness incurred with a beneficial owner of more than 5% of any class of voting securities of the Company;

  •
  indebtedness incurred for the purchase of goods or services subject to usual trade terms, for ordinary business travel and expense payments, and for other transactions in the ordinary course of business; and

  •
  any transaction in which a person is deemed a Related Person solely on the basis of such person's equity ownership and all holders of that class of equity receive the same benefit on a pro rata basis.

        Pursuant to this policy, the Audit Committee approves or ratifies all related person transactions, including those involving NEOs and directors.

        Peter Pfeiffer owns 20% in Eckert & Caine, a provider of software and consulting services to AptarGroup. Mr. Pfeiffer is also on the advisory board of this company. In 2013, Mr. Pfeiffer made a loan to Eckert & Caine of approximately $199,000. In 2013, AptarGroup purchased approximately $185,000 of software and consulting services from Eckert & Caine.

        In November 2011, in connection with Mr. Pfeiffer's retirement from the position of President and CEO of AptarGroup, AptarGroup entered into a two-year Consulting Agreement with Peter Pfeiffer that became effective January 1, 2012 ("Consulting Agreement"). Compensation for the consulting services provided by Mr. Pfeiffer during the year ended December 31, 2013 was $412,500 and was paid in equal monthly installments.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based solely upon a review of reports and written representations furnished to it, AptarGroup believes that during 2013 all filings with the SEC by its executive officers and directors complied with requirements for reporting ownership and changes in ownership of AptarGroup's common stock pursuant to Section 16(a) of the Securities Exchange Act of 1934, except that, due to an administrative error, Mr. Hagge did not timely file a Form 4 relating to one transaction.

AUDIT COMMITTEE REPORT

        Management is responsible for AptarGroup's internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of AptarGroup's consolidated financial statements in accordance with generally accepted auditing standards, including the effectiveness of internal controls, and issuing a report thereon. The Audit Committee's responsibility is to assist the Board in fulfilling its responsibility for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of AptarGroup.

        During the course of the fiscal year ended December 31, 2013, management completed the documentation, testing and evaluation of the Company's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. Management and the independent registered public accounting firm kept the Audit Committee apprised of the progress of the documentation, testing and evaluation through periodic updates, and the Audit Committee provided advice to management during this process.

        The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. Management has represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles. Also, the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 16, as amended (Communications with Audit Committees), as adopted by the Public Accounting Oversight Board ("PCAOB").

        In addition, the Audit Committee has received the written disclosures and letter from the independent registered public accounting firm as required by the PCAOB regarding the independent registered public accounting firm's communication with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from AptarGroup and AptarGroup's management. In considering the independence of AptarGroup's independent registered public accounting firm, the Audit Committee took into consideration the amount and nature of the fees paid to this firm for non-audit services as described under "Proposal 4 — Ratification of the Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm" for 2014.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in AptarGroup's Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

                      Audit Committee

                      Leo A. Guthart (Chair)
                      Leslie A. Desjardins
                      King W. Harris

OTHER MATTERS

Proxy Solicitation

        AptarGroup will pay the cost of soliciting proxies for the annual meeting. AptarGroup has engaged Morrow & Co., LLC., 470 West Ave, Stamford, CT 06902, a proxy solicitor, in connection with the 2014 annual meeting and expects to pay approximately $7,500 for these services. AptarGroup also reimburses banks, brokerage firms and other institutions, nominees, custodians and fiduciaries for their reasonable expenses for sending proxy materials to beneficial owners and obtaining their voting instructions. Certain directors, officers and employees of AptarGroup and its subsidiaries may solicit proxies personally or by telephone, facsimile or electronic means without additional compensation.

Annual Report/Form 10-K

        AptarGroup's Annual Report/Form 10-K for the year ended December 31, 2013 is available on the Internet along with this proxy statement. Stockholders can refer to the report for financial and other information about AptarGroup, but such report is not incorporated in this proxy statement and is not deemed a part of the proxy soliciting material. If you received a Notice by mail and would like to receive a printed copy of our proxy materials (including the Annual Report/Form 10-K), you should follow the instructions for requesting such materials included in the Notice.

Stockholder Proposals and Nominations

        The 2015 annual meeting of stockholders is expected to be held on May 6, 2015. In order to be considered for inclusion in AptarGroup's proxy materials for the 2015 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals must be received by our Secretary at AptarGroup's principal executive offices at 475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014 by November 24, 2014. Stockholders who intend to present a proposal or nominate a director at our 2015 annual meeting of stockholders without seeking to include a proposal in our proxy statement must provide our Secretary with notice of the proposal or nomination at AptarGroup's principal executive offices on or after February 6, 2015 and on or prior to March 8, 2015. A stockholder proposal or nomination must include the information requirements set forth in AptarGroup's Bylaws. Any stockholder who seeks to recommend a director for consideration by the Corporate Governance Committee must send such recommendation to the Secretary at the address set forth above no later than November 24, 2014 and include with such recommendation any information that would be required by the Company's Bylaws if the stockholder were making the nomination directly.

By Order of the Board of Directors,

Robert W. Kuhn
Secretary

Crystal Lake, Illinois
March 25, 2014

APPENDIX A

APTARGROUP, INC.
2014 STOCK AWARDS PLAN

        1.    Purpose.    The purpose of the AptarGroup, Inc. 2014 Stock Awards Plan (the "Plan") is to promote the long-term financial interests of the Company and its Affiliates by (a) attracting and retaining personnel, (b) motivating personnel by means of growth-related incentives, (c) providing incentive compensation opportunities that are competitive with those of other major corporations and (d) furthering the identity of interests of participants with those of the stockholders of the Company.

        2.    Definitions.    The following definitions are applicable to the Plan:

        (a)   "Affiliate" means (a) any subsidiary and (b) any other entity in which the Company has a direct or indirect equity interest which is designated an "Affiliate" by the Committee.

        (b)   "Board of Directors" means the Board of Directors of the Company.

        (c)   "Change in Control" has the meaning specified in Appendix A to the Plan.

        (d)   "Code" means the Internal Revenue Code of 1986, as amended.

        (e)   "Committee" means the Compensation Committee or other committee of the Board of Directors which, pursuant to Section 3, has authority to administer the Plan.

        (f)    "Common Stock" means Common Stock, par value $.01 per share, of the Company.

        (g)   "Company" means AptarGroup, Inc., a Delaware corporation, and its successors.

        (h)   "eligible employee" means any employee of the Company or an Affiliate.

        (i)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (j)    "Market Value" on any date means the closing price of Common Stock on the New York Stock Exchange on that date (or, if such date is not a trading date, on the next preceding date which was a trading date).

        (k)   "participant" means any employee of the Company or an Affiliate who has been granted an award pursuant to the Plan.

        (l)    "performance goals" means the objectives established by the Committee which shall be satisfied or met during the applicable performance period as a condition to a participant's receipt of all or a part of a performance-based award under the Plan. With respect to any award intended to constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the applicable performance goals shall be tied to one or more of the following objective corporate-wide or subsidiary, business segment, division, operating unit or individual measures:

  (i)
  Profitability Measures: (1) earnings per share, (2) earnings before interest and taxes ("EBIT"), (3) earnings before interest, taxes, depreciation and amortization ("EBITDA"), (4) business segment income, (5) net income, (6) operating income, (7) revenues, (8) profit margin, (9) cash flow(s) and (10) expense reduction;

  (ii)
  Capital Return Measures: (1) return on equity, (2) return on assets, (3) return on invested capital, (4) EBIT to capital ratio, (5) EBITDA to capital ratio, (6) business segment income to business segment capital ratio, (7) working capital ratios and (8) total shareholder return; and

  (iii)
  Other Performance Measures: (1) successful implementation of strategic initiatives relating to cost reduction, revenue production and/or productivity improvement, and (2) successful integration of acquisitions.

        Each such goal may be measured (A) on an absolute or relative basis; or (B) comparatively with current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, business segments, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings based measures, in addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders' equity, shares outstanding, assets or net assets, or any combination thereof. If the Committee desires that compensation payable pursuant to any award subject to performance goals be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the performance goals (x) shall be established by the Committee no later than 90 days after the beginning of the applicable performance period (or such other time designated by the Internal Revenue Service) and (y) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such performance goals be stated in terms of an objective formula or standard.

        (m)  "performance period" means the time period during which the performance goals applicable to a performance-based award must be satisfied or met. No performance period shall be less than one (1) year.

        (n)   "Rule 16b-3" means such rule adopted under the Securities Exchange Act of 1934, as amended, or any successor rule.

        (o)   "SARs" have the meaning specified in Section 5 (below).

        (o)   "subsidiary" means any corporation fifty percent or more of the voting stock of which is owned, directly or indirectly, by the Company.

        (p)   "whole Board of Directors" means the total number of directors which the Company would have on the Board of Directors if there were no vacancies.

        3.    Administration.    The Plan shall be administered by the Compensation Committee of the Board of Directors. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or actions approved in writing by all members of the Committee, shall constitute the acts of the Committee.

        Subject to the limitations of the Plan, the Committee shall have full authority and discretion: (1) to select participants, (2) to make awards in such forms and amounts as it shall determine, (3) to impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate, (4) to approve the forms to carry out the purposes and provisions of the Plan, (5) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (6) to correct any defect or omission or to reconcile any inconsistency in the Plan or in any award granted hereunder and (7) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. Notwithstanding the foregoing, except for any adjustment pursuant to Section 6(b), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding stock options or SARs or cancel outstanding stock options or SARs in exchange for cash, other awards or stock options or SARs with an exercise price that is less than the exercise price of the original stock options or SARs without the approval of the stockholders of the Company.

        The Committee's determinations on matters within its authority shall be final, binding and conclusive. The Committee may delegate any of its authority hereunder to such persons as it deems appropriate, except to the extent that any such delegation will prevent an award from complying with Rule 16b-3 or, in the case of an award that is intended to constitute "qualified performance-based compensation" under such Section 162(m) of the Code, from satisfying the conditions of Section 162(m) of the Code.

        4.    Shares Subject to Plan.    Subject to adjustment as provided in Section 6(b), 3,200,000 shares of Common Stock shall be available for awards under the Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding awards. Any shares of Common Stock that are subject to awards of stock options or SARs shall be counted against this limit as one (1) share of Common Stock for every one (1) share of common stock granted (with the full number of shares of Common Stock subject to an SAR being counted rather than only the net shares granted). Any shares of Common Stock that are subject to awards other than stock options or SARs shall be counted against this limit as three-and-seventy-three one-hundredths (3.73) shares of Common Stock for every one (1) share of Common Stock granted. To the extent that shares of Common Stock subject to an outstanding award granted under either this Plan or any equity compensation plan previously maintained by the Company on behalf of employees are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award (except in the case of an option to the extent shares of Common Stock are issued or delivered by the Company in connection with the exercise of a tandem SAR), then such shares of Common Stock shall again be available under the Plan (using the same formula used to count the award against the share limit as set forth above). Shares of Common Stock shall not again be available under the Plan, if tendered, to satisfy all or a portion of tax withholding obligations relating to such award or, if withheld, to pay the exercise price of stock options or SARs awarded hereunder. Shares of Common Stock available under the Plan may be treasury shares reacquired by the Company or authorized and unissued shares, or a combination of both.

        To the extent required by Section 162(m) of the Code and the rules and regulations thereunder, the maximum number of shares of Common Stock subject to all options, SARs and performance-based restricted stock and restricted stock units that in each case are granted during any calendar year to any person shall be 500,000, subject to adjustment as provided in Section 6(b).

        5.    Awards.    The Committee may grant to eligible employees, in accordance with this Section 5 and the other provisions of the Plan, stock options, stock appreciation rights ("SARs"), restricted stock and restricted stock units (each, an "Award" and, collectively, the "Awards").

        (a)   Options.

        (1)   Options granted under the Plan may be incentive stock options ("ISOs") within the meaning of Section 422 of the Code or any successor provision, or in such other form consistent with the Plan, as the Committee may determine; except that, so long as so provided in such Section 422, no ISO may be granted under the Plan to any employee of an Affiliate which is not a subsidiary corporation (as such term is used in subsection (b) of Section 422 of the Code) of the Company. To the extent that the aggregate Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as ISOs are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute nonqualified stock options.

        (2)   The option price per share of Common Stock shall be fixed by the Committee at not less than 100% of Market Value on the date of the grant; provided that if an ISO is granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary) (a "Ten Percent Holder"), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Market Value) required by the Code in order to constitute an ISO.

        (3)   Subject to the minimum vesting requirements of Section 5(f), each option shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant, provided that no option shall be exercised later than 10 years after its date of grant; provided that if an ISO shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant.

        (4)   An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) in cash delivered by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, (C) by delivery of previously owned whole shares of Common Stock (for which the optionee has good title, free and clear of all liens and encumbrances) having a Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, or (D) a combination of (A) and (C), in each case to the extent set forth in the agreement relating to the option and (ii) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to clauses (B), (C) or (D), except that the Committee may not disapprove of an election made by a participant subject to Section 16 of the Exchange Act. No shares of Common Stock shall be issued or delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company's satisfaction). No dividends, or dividend equivalents, shall be paid on any options.

        (b)   SARs.

        (1)   An SAR shall entitle its holder to receive from the Company, at the time of exercise or settlement of such right, an amount equal to the excess of Market Value (at the date of exercise) over a base price fixed by the Committee multiplied by the number of SARs which the holder is exercising or which are being settled. SARs may be tandem with any previously or contemporaneously granted option or independent of any option. The base price of a tandem SAR shall be the option price of the related option. The base price of an independent SAR shall be fixed by the Committee at not less than 100% of the Market Value of a share of Common Stock on the date of grant of the SAR. The amount payable may be paid by the Company in Common Stock (valued at its Market Value on the date of exercise), cash or a combination thereof, as the Committee may determine, which determination may take into consideration any preference expressed by the holder. No dividends, or dividend equivalents, shall be paid on any SAR.

        (2)   Subject to the minimum vesting requirements of Section 5(f), each SAR shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant, provided that no SAR shall be exercised later than 10 years after its date of grant.

        (3)   An SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs then being exercised and (ii) by executing such documents as the Company may reasonably request. To the extent a tandem SAR is exercised or settled, the related option will be cancelled and to the extent the related option is exercised, the tandem SAR will be cancelled.

        (c)   Restricted Stock.

        (1)   The Committee may award to any eligible employee shares of Common Stock, subject to this Section 5(c) and such other terms and conditions as the Committee may prescribe (such shares being called "restricted stock"). Subject to the Company's discretion, each certificate for restricted stock shall be registered in the name of the participant or a nominee of the Company and deposited, together with a stock power endorsed in blank if requested by the Company, with the Company.

        (2)   Subject to the minimum vesting requirements of Section 5(f), there shall be established for each restricted stock award a restriction period (the "restriction period") of such length as shall be determined by the Committee. A restricted stock award may be subject to such other conditions to vesting, including performance goals, as the Committee shall establish. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the restriction period. Except for such restrictions on transfer and such other restrictions as the Committee may impose, the participant shall have all the rights of a holder of Common Stock as to such restricted stock; provided, however, that cash dividends payable on the Common Stock during the restriction period or the performance period, as the case may be, shall be deferred in accordance with Section 409A of the Code and shall be subject to the same restrictions as those on the shares of restricted stock and, if the Committee so determines, reinvested in additional restricted stock or otherwise invested or accruing a yield. Upon the lapse of all restrictions on a restricted stock award, the Company shall deliver to the participant (or the participant's legal representative or designated beneficiary) the certificates deposited pursuant to this Section 5(c)(2).

        (3)   Except as otherwise provided by the Committee at or subsequent to the time of grant, upon a termination of employment for any reason during the restriction period all shares still subject to restriction shall be forfeited by the participant.

        (d)   Restricted Stock Units.

        (1)   The Committee may award to any eligible employee restricted stock units ("restricted stock units"), subject to this Section 5(d) and such other terms and conditions as the Committee may prescribe. Upon termination of the restrictions related thereto, each restricted stock unit shall be converted into one share of Common Stock.

        (2)   Subject to the minimum vesting requirements of Section 5(f), there shall be established for each restricted stock unit award a restriction period (the "restricted stock unit restriction period") of such length as shall be determined by the Committee. A restricted stock unit award may be subject to such other conditions to vesting, including performance goals, as the Committee shall establish. Restricted stock units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the restricted stock unit restriction period. Upon the lapse of all restrictions on a restricted stock unit award, each restricted stock unit shall be settled by delivery of one share of Common Stock and the Company shall deliver to the participant (or the participant's legal representative or designated beneficiary) the certificates representing the number of shares of Common Stock.

        (3)   Prior to the settlement of a restricted stock unit award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award. Holders of restricted stock units shall not be entitled to dividends, or dividend equivalents.

        (4)   Except as otherwise provided by the Committee at or subsequent to the time of grant, upon a termination of employment for any reason during the restricted stock unit restriction period all restricted stock units still subject to restrictions shall be forfeited by the participant.

        (e)   Qualified Performance-Based Awards.

        With respect to any award granted under the Plan that is intended to constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code:

        (1)   In no event shall any participant receive a payment with respect to any such award if the minimum threshold performance goals requirement applicable to the payment is not achieved during the performance period. No dividends, or dividend equivalents, shall be paid on any unvested performance share units.

        (2)   The Committee retains sole discretion to reduce the amount of or eliminate any payment otherwise payable to a participant with respect to any award. The Committee may exercise such discretion by establishing conditions for payments with respect to awards in addition to the performance goals, including the achievement of financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate.

        (3)   At the time of grant of such an award, the Committee shall, if applicable, determine a performance period and performance goals to be achieved during the performance period, subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in laws, regulations or accounting practices or unusual or non-recurring items or occurrences (but only to the extent that any revision complies with Section 162(m) of the Code). Following the conclusion of each performance period, the Committee shall determine and certify in writing the extent to which performance goals have been attained.

        (f)    Minimum Vesting Requirements. The Committee shall determine the vesting schedule for each Award; provided that:

          (1)   no option or SAR may become fully exercisable prior to the third anniversary of the date of grant, and to the extent such an Award provides for vesting in installments over a period of no less than three years, such vesting shall occur no more rapidly than ratably on each of the first three anniversaries of the date of grant;

          (2)   no Award other than options, SARs or performance-based Awards may become fully vested prior to the third anniversary of the date of grant and to the extent such an Award provides for vesting in installments over a period of no less than three years, such vesting shall occur no more rapidly than ratably on each of the first three anniversaries of the date of grant; and

          (3)   no performance-based Award may become fully exercisable prior to the first anniversary of the date of grant;

        provided, that, such restrictions shall not apply to (x) Awards to newly hired employees, (y) Awards to employees in connection with acquisitions (whether by asset purchase, merger or otherwise) or (z) Awards made in lieu of a cash bonus. Notwithstanding the foregoing, the Board or Committee may provide in any agreement relating to an Award or otherwise that all or a portion of the shares subject to such Award shall vest immediately upon, or upon a termination of employment following, a Change in Control or that an Award shall vest immediately or, alternatively, in accordance with the vesting schedule but without regard to the requirement for continued employment in the case of termination of employment due to death, disability or retirement.

        (g)   Deferral of Awards. A participant may elect to defer all or a portion of any award in accordance with procedures established by the Committee and in accordance with Section 409A of the Code. Deferred amounts will be subject to such terms and conditions and shall accrue such yield thereon (which may be measured by Market Value and dividends thereon) as the Committee may determine. Payment of deferred amounts may be in cash, Common Stock or a combination thereof, as the Committee may determine. Deferred amounts shall be considered an award under the Plan. The Committee may establish a trust or trusts to hold deferred amounts or any portion thereof for the benefit of participants.

        (h)   Surrender. If so provided by the Committee at or subsequent to the time of grant, an award may be surrendered to the Company on such terms and conditions, and for such consideration, as the Committee shall determine.

        6.    Miscellaneous Provisions.

        (a)   Nontransferability. No award under the Plan shall be transferable other than (i) by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) a transfer of stock options without value to a "family member" (as defined in Form S-8) if approved by the Committee. Except to the extent permitted by the foregoing sentence, each award may be exercised or received during the participant's lifetime only by the participant or the participant's legal representative or similar person. Except as permitted by the second preceding sentence, no award shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void. For the sake of clarity, no award may be transferred by a participant for value or consideration.

        (b)   Adjustments. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a cash dividend, the number and class of securities available under the Plan, the maximum number of shares available for any type of award or for grants to any person, the number and class of securities subject to each outstanding option and the purchase price per security, the terms of each outstanding SAR, the number and class of securities subject to each outstanding award, and the terms of each other outstanding award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase or similar price; provided, however, that in the event of a cash dividend, other than a regular cash dividend, the Committee shall have the discretion to make any or all of the foregoing adjustments. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under the Plan, such fractional security shall be disregarded, or (b) subject to an award under the Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part after such adjustment, an amount in cash determined by multiplying (1) the fraction of such security (rounded to the nearest hundredth) by (2) the excess, if any, of (a) the Market Value on the vesting, exercise or settlement date over (b) the exercise or similar price, if any, of such award.

        (c)   Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An agreement relating to an award may provide that (1) the Company shall withhold cash or whole shares of Common Stock which would otherwise be delivered upon exercise or settlement of the award having, in the case of Common Stock, an aggregate Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the award (the "Tax Date") in the amount necessary to satisfy any such obligation or (2) the holder of the award may satisfy any such obligation by any of the following means: (i) a cash payment to the Company, (ii) in the case of an option a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, (iii) delivery to the Company of previously owned whole shares of Common Stock (for which the holder has good title, free and clear of all liens and encumbrances) having an aggregate Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (iv) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered upon exercise or settlement of the award having an aggregate Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (v) any combination of (i) and (iii), in each case to the extent set forth in the agreement relating to the award; provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to clauses (ii) through (v), except that the Committee may not disapprove of an election made by a participant subject to Section 16 of the Exchange Act. Shares of Common Stock to be delivered or withheld may not have an aggregate Market Value in excess of the minimum amount required to be withheld. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

        (d)   Listing and Legal Compliance. The Committee may suspend the exercise or payment of any award if it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee

        (e)   Beneficiary Designation. To the extent permitted by the Company, participants may name, from time to time, beneficiaries (who may be named contingently or successively) to whom benefits under the Plan are to be paid in the event of their death before they receive any or all of such benefits. Each designation will revoke all prior designations by the same participant, shall be in a form prescribed by the Company, and will be effective only when filed by the participant in writing with the Company during the participant's lifetime. In the absence of any such designation, benefits remaining unpaid at a participant's death shall be paid to the participant's estate.

        (f)    Rights of Participants. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any participant's employment at any time, nor confer upon any participant any right to continue in the employ of the Company or any Affiliate for any period of time or to continue his or her present or any other rate of compensation. No employee shall have a right to be selected as a participant, or, having been so selected, to be selected again as a participant.

        (g)   Amendment. The Committee may amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

        7.    Effective Date and Term of Plan.    The Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at a meeting of stockholders, shall become effective on the date of such approval. In the event that the Plan is not approved by the stockholders of the Company, the Plan and any outstanding awards shall be null and void. The Plan shall terminate ten years after its effective date, unless terminated earlier by the Committee. Termination of the Plan shall not affect the terms or conditions of any award granted prior to termination.

As adopted by the Board of Directors on February 20, 2014

Appendix A to the Plan

"Change in Control" shall mean:

        (1)   the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of more than 50% of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities unless such outstanding convertible or exchangeable securities were acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (3) of this Appendix A shall be satisfied; and provided, further that, for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of more than 50% of the Outstanding Company Common Stock or more than 50% of the Outstanding Company Voting Securities by reason of an acquisition by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

        (2)   individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided, further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

        (3)   consummation of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) 50% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and 50% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, more than 50% of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, more than 50% of the then outstanding shares of common stock of such corporation or more than 50% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

        (4)   consummation of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) 50% or more of the then outstanding shares of common stock thereof and 50% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, more than 50% of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, more than 50% of the then outstanding shares of common stock thereof or more than 50% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000196590_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 George L. Fotiades 02 King W. Harris 03 Peter H. Pfeiffer 04 Dr. Joanne C. Smith 475 WEST TERRA COTTA AVENUE SUITE E CRYSTAL LAKE, IL 60014 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com *** AptarGroup encourages you to vote by Internet in order to reduce costs. *** Use the Internet to vote and to request electronic delivery (e-mail) of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to enter your vote. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by AptarGroup, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery (e-mail), please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. Advisory vote to approve executive compensation 3. Approval of the 2014 Stock Awards Plan 4. Ratification of the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for 2014 NOTE: IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THIS MEETING. FOR DIRECTIONS TO THE ANNUAL MEETING OF STOCKHOLDERS OF APTARGROUP,INC., PLEASE CALL 1-815-477-0424. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000196590_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . AptarGroup, Inc. 475 West Terra Cotta Ave., Suite E Crystal Lake, IL 60014 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Robert W. Kuhn and Matthew J. DellaMaria, or either of them (each with full power of substitution), are hereby authorized to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of AptarGroup, Inc., to be held on May 7, 2014 and at any adjournment or postponement thereof. The shares represented by this proxy will be voted as herein directed, but if no direction is given, the shares will be voted FOR ALL Director Nominees, and FOR proposals 2, 3 and 4. This proxy revokes any proxy previously given. Continued and to be signed on reverse side

BARCODE 1 OF 2 12 15 1234567 1234567 1234567 1234567 1234567 1234567 1234567 See the reverse side of this notice to obtain proxy materials and voting instructions. Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence # *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on <mtgdate>. You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Meeting Information Meeting Type: <mtgtype> For holders as of: <recdate> Date: Time: <mtgtime> Location: 0000196591_1 R1.0.0.51160 APTARGROUP, INC. 475 WEST TERRA COTTA AVENUE SUITE E CRYSTAL LAKE, IL 60014 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Annual Meeting March 13, 2014 May 07, 2014 May 07, 2014 9:00 AM CDT Sidley Austin LLP One South Dearborn Street Chicago, IL 60603

Internal Use Only Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. How To Vote . XXXX XXXX XXXX Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. . XXXX XXXX XXXX . XXXX XXXX XXXX 0000196591_2 R1.0.0.51160 1. Notice & Proxy Statement 2. Annual Report Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 23, 2014 to facilitate timely delivery.

BARCODE 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 Broadridge Internal Use Only xxxxxxxxxx xxxxxxxxxx Cusip Job # Envelope # Sequence # # of # Sequence # 0000 0000 0000 . Voting items 0000196591_3 R1.0.0.51160 The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 George L. Fotiades 02 King W. Harris 03 Peter H. Pfeiffer 04 Dr. Joanne C. Smith The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2. Advisory vote to approve executive compensation 3. Approval of the 2014 Stock Awards Plan 4. Ratification of the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for 2014 NOTE: IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THIS MEETING. FOR DIRECTIONS TO THE ANNUAL MEETING OF STOCKHOLDERS OF APTARGROUP,INC., PLEASE CALL 1-815-477-0424.

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE Reserved for Broadridge Internal Control Information Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence # NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 0000196591_4 R1.0.0.51160